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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.             )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Phillips 66
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 22, 2017

To My Fellow Shareholders:

The Board of Directors and executive leadership team cordially invite you to attend the 2017 Annual Meeting of Shareholders to be held at the Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas 77042, on Wednesday, May 3 at 9:00 a.m. Central Daylight Time. You will find information regarding the matters to be voted on at the meeting in the attached proxy statement.

Your company.    Phillips 66 is a diversified energy manufacturing and logistics company with a portfolio of midstream, chemicals, refining, and marketing and specialties businesses. Our diverse portfolio, resilient cash flow and disciplined capital allocation position us to capitalize on opportunities across the value chain. Our corporate strategy remains unchanged and clear—we aim to deliver profitable growth, enhance returns on capital, and grow shareholder distributions, underpinned by strong operating excellence and a high-performing organization. These founding principles remain the pillars of all that we do. I look forward to sharing more about your company when we gather for our annual meeting.

Safety. Honor. Commitment.    These are the values that guide how the 14,800 employees of Phillips 66 conduct business every day as they work to fulfill our mission to provide energy and improve lives. We are also guided by our four pillars of sustainability: operational excellence, environmental commitment, social responsibility and economic performance.

Our commitment to shareholder engagement.    We value the perspectives our shareholders provide by participating at our annual meeting and engaging in conversations with us throughout the year. In 2016, we invited shareholders representing approximately half of our shares outstanding to discuss governance, compensation and other topics of interest to our shareholders. In response, shareholders provided valuable feedback that was shared with the full Board, which considered that feedback in its decision making process. As a result of these discussions, the Board adopted a proxy access bylaw earlier this year. The valuable input we receive from shareholders is very important to the Board and we look forward to continuing our dialogue in the coming year.

Growing shareholder distributions.    We understand the importance of growing shareholder distributions in the form of share repurchases and dividends. In 2016, we increased the dividend by 13 percent and returned $2.3 billion of capital to shareholders through dividends and share repurchases.

Your vote is important.    Whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please vote by telephone or the Internet, or mark your vote on the enclosed proxy card and sign, date, and return it by mail. For additional information on voting your shares, please see the instructions in the proxy statement on page 57.

We look forward to greeting you on May 3.

Sincerely,

Greg C. Garland Chairman of the Board and Chief Executive Officer

IMPROVING THE LIVES OF CURRENT AND FUTURE GENERATIONS

Phillips 66 supports educational programs that contribute to the vibrancy and resilience of communities. Recognizing that an educated workforce moves the world forward, we invest in teaching the skills that are critical to developing energy solutions for the 21st century. Key among these skills is competence in science, technology, engineering and math (STEM) disciplines.

One way we demonstrate that support is our participation with the MIND Research Institute, a nonprofit organization that develops visually based software to enhance learning and brings visual math instruction and game-based learning to local schools. MIND's signature ST Math program, game-based instructional software for K-12, is designed to boost math comprehension and proficiency through visual learning. With this program, we aim to instill a love of math in students and develop tomorrow's problem solvers.

Since 2014, Phillips 66 has contributed $2.5 million to the Institute and sponsored the ST Math program in 50 schools, many of them in the communities in which we operate: Freeport, Brazoria, and Houston, Texas; Ponca City, Oklahoma; Billings, Montana; Ferndale, Washington; and Wilmington, California. We often accompany this gift with the technology needed to ensure a successful implementation, such as 3-D printers and Chromebook computers.

Among the children sitting in classrooms today are tomorrow's energy industry leaders. That's why Phillips 66 is investing in STEM education. We believe that this partnership will help us fuel students' interest in science, technology, engineering and math, while preparing them for the future.

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

May 3, 2017
9:00 A.M. Central Daylight Time

Houston Marriott Westchase
2900 Briarpark Drive
Houston, Texas 77042

Items of Business

1.
To elect the three Directors named in this proxy statement

2.
To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2017

3.
To consider and vote on a management proposal to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers

4.
To transact other business properly coming before the meeting

Record Date

You can vote if you were a shareholder of record on March 10, 2017.

Annual Report

Our 2016 Annual Report to Shareholders accompanies, but is not part of, these proxy materials.

Proxy Voting

Shareholders as of the Record Date are invited to attend the annual meeting. Whether or not you plan to attend in person, please vote in advance of the meeting by using one of the methods described in this proxy statement.

This proxy statement and accompanying proxy are being provided to shareholders on or about March 22, 2017.

By Order of the Board of Directors

Paula A. Johnson
Corporate Secretary

March 22, 2017

2017 PROXY STATEMENT    1

2    2017 PROXY STATEMENT

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement. Throughout the proxy statement, we may refer to Phillips 66 as the "Company," "we" or "our." For more complete information regarding the Company's 2016 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

If you are a beneficial owner and do not give your broker instructions on how to vote your shares, the broker will return the proxy card to us without voting on proposals not considered "routine." This is known as a broker non-vote. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017 is considered to be a routine matter. Your broker may not vote on any non-routine matters without instructions from you.

Attend Our 2017 Annual Meeting of Shareholders

The Annual Meeting is open to all shareholders of Phillips 66, and each shareholder may bring one guest. You will need an admission ticket or proof of stock ownership to attend the meeting. Additional information regarding attending the meeting can be found under About the Annual Meeting beginning on page 57.

Date and Time:	9:00 a.m. (CDT) on Wednesday, May 3, 2017
Location:	Houston Marriott Westchase 2900 Briarpark Drive Houston, Texas 77042 (713) 978-7400
Record Date:	March 10, 2017

Proposals Requiring Your Vote

		MORE INFORMATION	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL

PROPOSAL 1	Election of Directors	Page 15	FOR each Nominee	Majority of votes cast
PROPOSAL 2	Ratification of the Appointment of Ernst & Young LLP	Page 23	FOR	Majority of votes present
PROPOSAL 3	Advisory Approval of Executive Compensation	Page 25	FOR	Majority of votes present

Vote Right Away

Your vote is very important to us and to our business.    Even if you plan to attend our Annual Meeting in person, please read this proxy statement carefully and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction card in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 (800) 690-6903	Cast your ballot, sign your proxy card and send by mail in the enclosed postage-paid envelope

If you hold your Phillips 66 stock in a brokerage account (that is, in "street name"), your ability to vote by telephone or over the Internet depends on your broker's voting process. Please follow the directions on your proxy card or voting instruction card carefully. If you plan to vote in person at the Annual Meeting and you hold your Phillips 66 stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

2017 PROXY STATEMENT    3

PROXY SUMMARY

If you hold your stock through a Phillips 66 employee benefit plan, please see page 58 for information about voting.

Visit 24/7 www.phillips66.com
Review and download this proxy statement and our Annual Report.

Sign up for electronic delivery of future Annual Meeting materials to save money and reduce the impact on the environment at www.proxyvote.com.

Your Company

Phillips 66 is a diversified energy manufacturing and logistics company. With a unique portfolio of assets in the Midstream, Chemicals, Refining, and Marketing and Specialties businesses, the Company processes, transports, stores and markets fuels and products globally. Our industry is vitally important to the global economy. Fossil fuels, particularly oil and natural gas, are the world's primary energy source and are expected to remain so for decades to come. These sources are abundant and reliable, affordable and efficient. Phillips 66's mission is to provide energy and improve lives through operating excellence, delivering energy safely, efficiently and sustainably. We improve lives by responsibly providing energy products that are essential for a high standard of living and health throughout the world.

Our financial performance in 2016 demonstrated the resiliency of our diversified portfolio in a volatile market. We create value by focusing on operating excellence, enhancing returns in Refining and executing our Midstream and Chemicals growth programs. Our balance sheet is strong, and we maintain a disciplined approach to capital allocation. The graph below shows our total shareholder return (TSR) since May 2012 compared to the S&P 100 Index and our performance peer group, which is detailed in Peer Group Comparisons—Performance Peer Group in the Compensation Discussion and Analysis.

4    2017 PROXY STATEMENT

PROXY SUMMARY

Since the Company's inception in May 2012, our strategic priorities have remained unchanged. The following graphic summarizes highlights of our performance during 2016 as measured by our compensation program performance targets, which are discussed in the Compensation Discussion and Analysis.

Summary of Governance Best Practices

Earlier this year, in response to feedback we received from our shareholders, our Board adopted a proxy access bylaw, which is included among our corporate governance best practices summarized below:

BEST PRACTICES

✓ Majority voting for Directors
✓ Provide 3%/3 year/20% proxy access right
✓ Robust shareholder engagement program covering large percentage of outstanding shares and proxy advisory firms
✓ Substantial majority of independent Directors
✓ Independent Lead Director with clearly defined responsibilities
✓ Independent Board Committees
✓ Executive sessions of independent Directors
✓ Stock ownership guidelines
✓ Prohibition on pledging and hedging of our stock
✓ Clawback policy
✓ Regular Board and Committee self-evaluations
✓ Risk oversight by the full Board and Committees
✓ Company does not have a poison pill

Board Diversity and Independence

Our business requires that we not only bring together a knowledgeable and qualified leadership team, but one with diverse backgrounds, experiences and perspectives. The composition of our Board and the experiences and backgrounds of our executives reflect the Company's ongoing organizational commitment to diversity. In addition, the Nominating and Governance

2017 PROXY STATEMENT    5

PROXY SUMMARY

Committee, which we may also refer to as the Nominating Committee, seeks Board members who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of the Company's shareholders. The Nominating Committee regularly reviews the composition of the Board and the evolving needs of the Company's businesses to ensure the Board reflects a range of talents, ages, skills, experiences, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, environment, and energy-related industries, sufficient to provide sound and prudent guidance with respect to the Company's strategic and operational objectives. The charts below highlight the diversity and independence of our ten-member Board of Directors.

Our Shareholder Engagement Effort

Throughout the past year, we invited shareholders representing approximately half of our shares outstanding to discuss topics of interest to our shareholders. In response, shareholders provided valuable feedback that was shared with the full Board, which considered that feedback in its decision making process. Topics discussed included our strategy and performance; corporate governance matters; our executive compensation programs; and environmental and social concerns. As a direct result of these discussions, we recently adopted a proxy access bylaw giving shareholders holding at least 3 percent of our shares for at least 3 years the right to include in the proxy statement director nominees for up to 20 percent of the Board (but not less than two nominees). In addition, we encouraged shareholders at the last two annual meetings to approve a management proposal to eliminate our classified board structure and permit all directors to be elected annually. Unfortunately, the proposal did not receive the required vote to pass in either year. We consulted with our proxy solicitor, who advised us, based on its analysis of our shareholder base, that the proposal would likely not be successful this year. We also discussed this topic with our largest investors and they conveyed understanding for this conclusion. Therefore, we are not resubmitting the proposal at the Annual Meeting, but will continue to discuss this matter and others with our investors to ensure they have a meaningful voice in our boardroom.

In addition, the Human Resources and Compensation Committee, which we refer to as the Compensation Committee, values these discussions and encourages shareholders to provide comments about our executive compensation programs. Based on the overwhelmingly positive result of our 2016 say-on-pay vote (95% support), as well as the feedback received during ongoing shareholder engagement meetings, we believe our shareholders approve of our executive compensation program and recognize its link to our business strategy. Nevertheless, we continue to evaluate our compensation program in light of evolving best practices to ensure alignment with shareholder interests.

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PROXY SUMMARY

Summary of Compensation Best Practices

In conjunction with our corporate strategy, executive compensation philosophy and shareholder feedback, the following best practices are reflected in our executive compensation programs:

WE DO ...	WE DO NOT ...
✓ Target the majority of Named Executive Officer (NEO) compensation to be performance based	✗ Provide excise tax gross-ups to our NEOs under our CICSP
✓ Link NEO compensation to shareholder value creation by having a significant portion of compensation at risk	✗ Reprice stock options without shareholder approval
✓ Apply multiple performance metrics aligned with our corporate strategy to measure our performance	✗ Price stock options below grant date fair market value
✓ Cap maximum payouts (number of shares) under our equity programs	✗ Allow share recycling for stock options
✓ Employ a "double trigger" for severance benefits and equity awards under our Key Employee Change in Control Severance Plan (CICSP)	✗ Have evergreen provisions in our active equity plans
✓ Include absolute and relative metrics in our Long-Term Incentive (LTI) programs	✗ Allow hedging or pledging of Phillips 66 stock, or trading Phillips 66 stock outside of approved windows
✓ Maintain stock ownership guidelines for executives—Chief Executive Officer (CEO) 6x base salary; other NEOs 3-5x base salary	✗ Pay dividends during the performance period on Performance Share Program (PSP) targets
✓ Balance, monitor and manage compensation risk through regular assessments and robust clawback provisions	✗ Allow transfer of equity awards (except in the case of death)
✓ Have extended vesting periods on stock awards, with a minimum one-year vesting period required for stock and stock option awards	✗ Provide separate supplemental executive retirement benefits for individual NEOs
✓ Intend to qualify compensation payments for deductibility under Internal Revenue Code (IRC) Section 162(m)	✗ Maintain individual change-in-control agreements
✓ Maintain a fully independent Compensation Committee	✗ Have an employment agreement with the CEO
✓ Retain an independent compensation consultant	✗ Have excessive perquisites
✓ Hold a Say-on-Pay vote annually

2017 PROXY STATEMENT    7

PROXY STATEMENT

This proxy statement and accompanying proxy are being provided to shareholders on or about March 22, 2017, in connection with the solicitation by the Board of Directors of Phillips 66 of proxies to be voted at the 2017 Annual Meeting of Shareholders on May 3, 2017.

CORPORATE GOVERNANCE OF THE COMPANY

The Nominating Committee and the Board of Directors, which we may also refer to as the Board, annually review the Company's governance structure to take into account changes in Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) rules, as well as current best practices. Our Corporate Governance Guidelines, posted on the "Investors" section of the Company's website under the "Governance" caption and available in print upon request (see Available Information on page 61), address the following matters, among others:

  •
  director qualifications

  •
  director responsibilities

  •
  committees of the Board

  •
  director access to officers, employees and independent advisors

  •
  performance evaluations of the Board

  •
  director orientation and continuing education

  •
  director compensation

  •
  Chief Executive Officer (CEO) evaluation and succession planning

BOARD LEADERSHIP STRUCTURE

Chairman and CEO Roles

Although the Board of Directors has the authority to separate the positions of Chairman and CEO if it deems appropriate, the Board believes it is in the best interest of the Company's shareholders to combine them. Doing so enables one person to guide the Board in setting priorities for the Company and in addressing the risks and challenges the Company faces. The Board of Directors believes that, while its non-employee Directors bring a diversity of skills and perspectives to the Board, the Company's CEO, by virtue of his day-to-day involvement in managing the Company, currently is best suited to serve as Chairman and perform this unified role.

The Board of Directors believes that no single organizational model is the most effective in all circumstances. As a consequence, the Board periodically considers whether the offices of Chairman and CEO should continue to be combined and who should serve in such capacities. The Board also periodically reexamines its corporate governance policies and leadership structure to ensure that they continue to meet the Company's needs. As part of this review, the Board rotated committee chairs and committee membership in 2016. The decision to rotate committee positions was not taken lightly given the benefits that can come from continuity and the expertise of members. The Nominating Committee, however, believed that rotating committee positions would be beneficial, providing fresh perspectives and enhancing Directors' familiarity with different aspects of the Company's business while maintaining subject matter expertise on all committees.

8    2017 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

Independent Director Leadership

The Board of Directors has adopted strong governance practices to ensure that an appropriate balance of power exists between the non-employee Directors and management, including:

  •
  appointing a Lead Director

  •
  requiring a substantial majority of independent directors

  •
  having only independent directors serve on the Audit and Finance Committee, which we may also refer to as the Audit Committee; the Compensation Committee; and the Nominating Committee

  •
  holding executive sessions of the non-employee Directors at each Board meeting

  •
  having only independent directors evaluate the CEO's performance annually and approve the CEO's pay

Glenn Tilton has served as our Lead Director since February 2016. In appointing a Lead Director, the Board of Directors considered it useful and appropriate to designate an independent Director to serve in a lead capacity to coordinate the activities of the non-employee Directors and to perform such other duties and responsibilities as the Board of Directors may determine. Specifically, those duties include:

  •
  advising the Chairman on an appropriate schedule of Board meetings, seeking to ensure that the non-employee Directors can perform their duties responsibly without interfering with operations

  •
  providing the Chairman with input on the preparation of the agenda for each Board meeting and assuring that there is sufficient time for discussion of all agenda items

  •
  advising the Chairman on the quality, quantity and timeliness of the flow of information from management to the non-employee Directors in order that they may perform their duties effectively and responsibly, including specifically requesting certain materials be provided to the Board

  •
  recommending to the Chairman the retention of consultants who report directly to the Board of Directors

  •
  interviewing all board candidates and making nomination recommendations to the Nominating Committee and the Board of Directors

  •
  assisting the Board of Directors and Company officers in assuring compliance with and implementation of the Corporate Governance Guidelines

  •
  ensuring that he or she or another appropriate Director is available for engagement with shareholders when warranted

  •
  having the authority to call meetings of the non-employee Directors, as well as to develop the agenda for and moderate any such meetings and executive sessions of the non-employee Directors

  •
  acting as principal liaison between the non-employee Directors and the Chairman on sensitive issues

  •
  participating with the Compensation Committee in the periodic discussion of CEO performance

  •
  ensuring the Board of Directors conducts an annual self-assessment and meeting with the CEO to discuss the results of the annual self-assessment

  •
  working with the Nominating Committee to recommend the membership of the various Board committees, as well as selection of the committee chairs

The Board of Directors believes that its current structure and processes encourage its non-employee Directors to be actively involved in guiding its work. The chairs of the Board's committees review their respective agendas and committee materials in advance of each meeting, communicating directly with other Directors and members of management as each deems appropriate. Moreover, each Director is free to suggest agenda items and to raise matters at Board and committee meetings that are not on the agenda.

Our Corporate Governance Guidelines require that the non-employee Directors meet in executive session at every Board meeting and, when there are non-employee Directors who are not independent, that the independent Directors meet in executive session at least annually. The Lead Director presides at such executive sessions. Each executive session may include discussions of, among other things, (1) the performance of the Chairman and the CEO, (2) matters concerning the

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CORPORATE GOVERNANCE OF THE COMPANY

relationship of the Board of Directors with the members of senior management, and (3) such other matters as the non-employee Directors deem appropriate. No formal action of the Board of Directors is taken at these meetings, although the non-employee Directors may subsequently recommend matters for consideration by the full Board. The Board of Directors may invite guest attendees to make presentations, respond to questions, or provide counsel on specific matters within their areas of expertise.

SUMMARY OF BOARD COMMITTEES

Effective October 2016, based upon the recommendation of the Nominating Committee, the membership of the Board committees was revised as set forth below.

	MR. ADAMS	MR. FERGUSON	MR. GARLAND	MR. LOOMIS	MR. LOWE	MR. MCGRAW	MS. RAMOS	MR. TILTON	MS. TSCHINKEL	DR. WHITTINGTON

Audit and Finance		X*		X	X		X		X
Executive		X	X*	X	X			X		X
Human Resources and Compensation	X					X		X		X*
Nominating and Governance		X		X*			X			X
Public Policy	X	X		X	X*	X	X	X	X	X

*
Committee Chair

The charters for our Audit Committee, Executive Committee, Compensation Committee, Nominating Committee, and Public Policy Committee can be found in the "Investors" section on the Phillips 66 website under the "Governance" caption. Shareholders may also request printed copies of these charters by following the instructions located under the caption Available Information on page 61.

DIRECTOR INDEPENDENCE

The Corporate Governance Guidelines also contain director independence standards, which are consistent with the standards set forth in the NYSE listing standards, to assist the Board of Directors in determining the independence of the Company's Directors. The Board of Directors has determined that each Director, except Mr. Garland, meets the standards regarding independence set forth in the Corporate Governance Guidelines and is free of any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Mr. Garland is not considered independent because he is an executive officer of the Company. In making independence determinations, the Board of Directors specifically considered the fact that many of our Directors are directors, current or retired officers or shareholders of companies with which we conduct business. In addition, some of our Directors serve as employees of, or consultants to, companies that do business with Phillips 66 and its affiliates (as further described in Related Party Transactions on page 13). Finally, some of our Directors may purchase retail products (such as gasoline, fuel additives or lubricants) from the Company. In all cases, it was determined that the nature of the business conducted and the interest of the Director by virtue of such position were immaterial both to the Company and to such Director.

SHAREHOLDER AND COMMUNITY ENGAGEMENT

The Company's values embrace shareholder engagement as an important tenet of good governance. We value the views of our shareholders and believe that positive dialogue builds informed relationships that promote transparency and accountability. Although the Lead Director or other members of the Board are available to participate in meetings with shareholders as appropriate, management has the principal responsibility for shareholder communication. As part of our annual engagement efforts in 2016, we invited shareholders representing approximately half of our shares outstanding, and other interested parties, to discuss matters of interest to them. Topics discussed included our strategy and performance; corporate governance matters; our executive compensation programs; and environmental and social concerns. The valuable feedback received was then shared with the full Board, which considered the feedback in its decision making process. As a direct result of these discussions, we adopted a proxy access bylaw giving shareholders holding at least 3 percent of our shares for at least 3 years the right to include in the proxy statement director nominees for up to 20 percent of the Board (but not less than two nominees). In addition, we encouraged shareholders at the last two annual meetings to approve a

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CORPORATE GOVERNANCE OF THE COMPANY

charter amendment that would eliminate the classified board structure and permit all directors to be elected annually. Unfortunately, the proposal did not receive the required vote to pass in either year. We consulted with our proxy solicitor, who advised us, based on its analysis of our shareholder base, that the proposal would likely not be successful this year. We also discussed this topic with our largest investors and they conveyed understanding for this conclusion. Therefore, we are not resubmitting the proposal at the Annual Meeting, but will continue to assess the proposal and its potential for adoption in the future.

We also believe that engagement and good governance involve participating in political or public policy activities that advance the Company's goals, are consistent with Company values and improve the communities where we work and live. A number of federal, state and local laws govern corporate involvement in such activities, and we maintain policies and procedures to comply with these laws. The Public Policy Committee is responsible for overseeing our political and public policy work and related activities about which it receives regular reports. Additional information about our involvement in political or public policy activities is available on our website.

SUSTAINABILITY

Phillips 66 is dedicated to meeting the world's energy needs responsibly, efficiently and sustainably. For us, sustainability means manufacturing and delivering affordable, clean products in a safe and environmentally sound manner. Our sustainability efforts are built on four pillars: operational excellence, environmental commitment, social responsibility and economic performance.

More than one-third of our U.S. refineries have earned the U.S. Environmental Protection Agency ENERGY STAR® Award, which recognizes their top-quartile energy efficiency performance. In addition, 25 of our sites have received Voluntary Protection Program (VPP) certification for their strong safety records and comprehensive safety and health management systems.

Our commitment to excellence compels us to invest in environmental projects and sustaining capital to improve our operations. The results are industry-leading practices and improved environmental performance. We invested more than $5.4 billion in refining environmental projects and improvements from 2003 through 2015. During that time, we reduced SOx emissions by 90 percent, NOx emissions by 55 percent and particulate matter by 57 percent.

Phillips 66 is investing in its future by conducting research to manage water consumption, improve energy efficiency and provide technology to change the future of power generation. We seek solutions for tomorrow's energy needs, from opportunities to blend biofuels into clean products to co-founding forward-looking think tanks, such as the Fuels Institute. Phillips 66 is one of the few energy companies with a state-of-the-art Research Center. We have more than 350 scientists and engineers in Bartlesville, Oklahoma, conducting research to enhance the safety and reliability of our operations and to develop future air, water and energy solutions.

Additional information regarding our commitment to sustainability, including our Sustainability Highlights Brochure, can be found in the Sustainability section of our website.

COMMUNICATIONS WITH THE BOARD

To support shareholder engagement, the Company maintains a process for shareholders and interested parties to communicate with the Board of Directors. Shareholders and interested parties may communicate with the Board of Directors by contacting our Corporate Secretary, Paula A. Johnson, as provided below:

Mailing Address:	Corporate Secretary Phillips 66 P.O. Box 4428 Houston, TX 77210
Phone Number:	(281) 293-6600
Internet:	"Investors" section of the Company's website (www.phillips66.com) under the "Governance" caption

Relevant communications are distributed to the Board of Directors or to any individual Director or Directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that

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CORPORATE GOVERNANCE OF THE COMPANY

certain items unrelated to its duties and responsibilities not be distributed, such as: business solicitations or advertisements; junk mail and mass mailings; new product suggestions; product complaints; product inquiries; résumés and other forms of job inquiries; spam; and surveys. In addition, material that is considered hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any non-employee Director upon request.

DIRECTOR MEETING ATTENDANCE

Recognizing that director attendance at the Company's Annual Meeting can provide the Company's shareholders with an opportunity to communicate with the Directors about issues affecting the Company, the Company actively encourages our Directors to attend the Annual Meeting of Shareholders. All of our Directors attended the 2016 Annual Meeting of Shareholders.

The Board of Directors met six times in 2016. Each Director attended at least 75 percent of the aggregate of:

  •
  the total number of meetings of the Board held in 2016 during his or her tenure, and

  •
  the total number of full-committee meetings held in 2016 by all committees of the Board on which he or she served.

BOARD'S RISK OVERSIGHT

The Company's management is responsible for the day-to-day conduct of our businesses and operations, including management of risks the Company faces. To fulfill this responsibility, our management has established an enterprise risk management program designed to identify and facilitate management of the significant and diverse risks facing the Company and the approaches to mitigate such risks. The Board of Directors has broad oversight responsibility over the Company's enterprise risk management program and receives management updates on its development and implementation. In this oversight role, the Board of Directors is responsible for satisfying itself that the risk management processes designed and implemented by the Company's management are functioning as intended, and that necessary steps are taken to foster a culture of risk-adjusted decision making throughout the organization.

In executing its responsibilities, the Board of Directors has delegated to individual committees certain elements of this oversight function, while retaining oversight responsibility for strategic risks. In this context, the Board of Directors delegated authority to the Audit Committee to facilitate coordination among the Board's committees with respect to oversight of the Company's risk management programs. Accordingly, the Audit Committee regularly receives updates on the enterprise risk management program and discusses the Company's risk assessment and risk management policies to ensure that our risk management programs are functioning properly.

The Board of Directors, either directly or through its committees, exercises its oversight function with respect to all material risks to the Company, which are identified and discussed in the Company's public filings with the SEC. The Board of Directors

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CORPORATE GOVERNANCE OF THE COMPANY

receives regular updates from its committees on individual areas of risk falling within each committee's area of oversight and expertise, as outlined below:

CODE OF BUSINESS ETHICS AND CONDUCT

Phillips 66 has adopted a Code of Business Ethics and Conduct for Directors and Employees designed to help resolve ethical issues in an increasingly complex global business environment. Our Code of Business Ethics and Conduct applies to all directors and employees, including the CEO and the Chief Financial Officer. Our Code of Business Ethics and Conduct covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargoes and sanctions, compliance procedures and employee complaint procedures. Our Code of Business Ethics and Conduct is posted on the "Investors" section of our website under the "Governance" caption. Shareholders may also request printed copies of our Code of Business Ethics and Conduct by following the instructions located under the caption Available Information on page 61.

RELATED PARTY TRANSACTIONS

Our Code of Business Ethics and Conduct requires that all directors and executive officers promptly bring to the attention of the General Counsel and, in the case of Directors, the Chair of the Nominating Committee or, in the case of executive officers, the Chair of the Audit Committee, any transaction or relationship that arises and of which she or he becomes aware that reasonably could be expected to constitute a related party transaction. Any such transaction or relationship is reviewed by the Company's management and the appropriate Board Committee to ensure that it does not constitute a conflict of interest and is reported appropriately. Additionally, the Nominating Committee conducts an annual review of related party transactions between each of our directors and the Company (and its subsidiaries) and makes recommendations to the Board regarding the continued independence of each Board member. In 2016, there were no related party transactions in which the Company (or a subsidiary) was a participant and in which any director or executive officer (or their immediate

2017 PROXY STATEMENT    13

CORPORATE GOVERNANCE OF THE COMPANY

family members) had a direct or indirect material interest. The Nominating Committee also considered relationships that, while not constituting related party transactions where a director had a direct or indirect material interest, nonetheless involved transactions between the Company and an organization with which a director is affiliated, either directly or as a partner, shareholder or officer. Included in its review were ordinary course of business transactions with companies employing a director, such as ordinary course of business transactions with ITT Inc., of which Ms. Ramos serves as CEO and President. The Nominating Committee determined that there were no transactions impairing the independence of any member of the Board.

BOARD AND COMMITTEE EVALUATIONS

Each committee performs an annual self-assessment, and the Nominating Committee and Lead Director oversee an annual self-assessment of the Board, which includes an evaluation survey and individual discussions between the Lead Director and each other Director. A summary of the results of each committee's self-assessment is presented to the committee and discussed in executive session. The Lead Director presents a summary of the results of the Board evaluation to the Board in executive session. Any matters requiring further action are identified and action plans developed to address the matter.

NOMINATING PROCESSES OF
THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating Committee consists of four non-employee Directors, all of whom are independent under NYSE listing standards and our Corporate Governance Guidelines. The Nominating Committee identifies, considers and recommends director candidates to the Board of Directors with the goal of creating a balance of knowledge, experience and diversity. Generally, the Nominating Committee identifies candidates through the use of a search firm or the business and organizational contacts of the directors and management. Our By-Laws permit shareholders to nominate candidates for director election at a shareholders meeting whether or not such nominee is submitted to and evaluated by the Nominating Committee. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedures described under Submission of Future Shareholder Proposals on page 61. The Nominating Committee will consider director candidates recommended by shareholders. If a shareholder wishes to recommend a candidate for nomination by the Nominating Committee, he or she should follow the same procedures referred to above for nominations to be made directly by the shareholder. In addition, the shareholder should provide such other information deemed relevant to the Nominating Committee's evaluation. Candidates recommended by the Company's shareholders are evaluated on the same basis as candidates recommended by the Company's directors, CEO, other executive officers, third-party search firms or other sources.

14    2017 PROXY STATEMENT

PROPOSAL 1: Election of Directors

Our By-Laws provide that the Directors are divided into three classes, which are to be as nearly equal in size as possible, with one class being elected each year. The Board of Directors has set the current number of Directors at ten, with two classes of three Directors each and one class of four Directors. Any director vacancies created between annual shareholder meetings (such as by a current director's death, resignation or removal for cause or an increase in the number of directors) may be filled by a majority vote of the remaining directors then in office. Any director appointed in this manner would hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which he or she has been appointed expires. If a vacancy resulted from an action of our shareholders, only our shareholders would be entitled to elect a successor.

We expect each nominee will be able to serve if elected. If, however, a nominee is unable to serve and the Board of Directors does not elect to reduce the size of the Board, shares represented by proxies will be voted for a substitute nominated by the Board of Directors.

The names, principal occupations and certain other information about each nominee for director, as well as key experiences, qualifications, attributes and skills that led the Nominating Committee to conclude that each nominee is currently qualified to serve as a director, are set forth on the following pages.

For information on the compensation of our non-employee Directors, please see the the discussion beginning on page 53.

Nominees for Directors to be Elected at the 2017 Annual Meeting
for a three-year term ending at the 2020 Annual Meeting

Each nominee requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOLLOWING DIRECTOR NOMINEES.

William R. Loomis, Jr.	Age 68	Director since April 2012

Mr. Loomis has been an independent financial advisor since 2009. He was a general partner and Managing Director of Lazard Freres & Co. from 1984 to 2002, the CEO of Lazard LLC from 2000 to 2001 and a Limited Managing Director of Lazard LLC from 2002 to 2004. Mr. Loomis served as a director of L Brands Inc. from 2005 to 2016.

Skills and qualifications:

Mr. Loomis has extensive executive experience and financial expertise, as well as substantial history as a senior strategic advisor to complex businesses and multiple executives.

2017 PROXY STATEMENT    15

PROPOSAL 1: Election of Directors

Glenn F. Tilton	Age 68	Director since April 2012

Mr. Tilton served as Chairman of the Midwest of JPMorgan Chase & Co. from 2011 to June 2014. From September 2002 to October 2010, he served as Chairman, President and CEO of UAL Corporation, a holding company, and United Air Lines, Inc., an air transportation company and wholly-owned subsidiary of UAL Corporation. Mr. Tilton previously spent more than 30 years in increasingly senior roles with Texaco Inc., including Chairman and CEO in 2001. He served as Non-Executive Chairman of the Board of United Continental Holdings Inc. from 2010 to 2013 and currently serves on the boards of Abbott Laboratories and AbbVie Inc. (as lead director).

Skills and qualifications:

Mr. Tilton has strong management experience overseeing complex multinational businesses operating in highly regulated industries, as well as 30 years of experience in the energy industry and expertise in finance and capital markets matters.

Marna C. Whittington	Age 69	Director since May 2012

Dr. Whittington was CEO of Allianz Global Investors Capital, a diversified global investment firm, from 2002 until her retirement in January 2012. She was Chief Operating Officer of Allianz Global Investors, the parent company of Allianz Global Investors Capital, from 2001 to 2011. Prior to that, she was Managing Director and Chief Operating Officer of Morgan Stanley Asset Management. Dr. Whittington started in the investment management industry in 1992, joining Philadelphia-based Miller Anderson & Sherrerd. Previously, she was Executive Vice President and CFO of the University of Pennsylvania, from 1984 to 1992. Earlier, she served as Budget Director and, subsequently, Secretary of Finance for the State of Delaware. Dr. Whittington served on the board of Rohm & Haas Company from 1989 to 2009 and currently serves on the boards of Macy's, Inc. and Oaktree Capital Group, LLC.

Skills and qualifications:

Dr. Whittington has extensive knowledge of and substantial experience in financial, investment, and banking matters, and has served on compensation committees. She also provides valuable insight from her previous experience serving on the board of a chemicals company and as a statewide cabinet officer.

16    2017 PROXY STATEMENT

PROPOSAL 1: Election of Directors

The following Directors will continue in office until the end of their respective terms. Included below is a listing of each continuing Director's name, age, tenure and qualifications.

Directors Whose Terms Expire at the 2018 Annual Meeting

J. Brian Ferguson	Age 62	Director since April 2012

Mr. Ferguson retired as Chairman of Eastman Chemical Company (Eastman) in 2010 and as CEO of Eastman in 2009. He became the Chairman and CEO of Eastman in 2002. He served on the board of NextEra Energy Inc. from 2005 to 2013 and currently serves on the board of Owens Corning.

Skills and qualifications:

Mr. Ferguson has over 30 years of leadership experience in international business, industrial operations, strategic planning and capital raising strategies.

Harold W. McGraw III	Age 68	Director since April 2012

Mr. McGraw is Chairman Emeritus of S&P Global Inc. (previously McGraw Hill Financial), having served as Chairman of the Board from 1999 until 2015, as President and Chief Executive Officer from 1998 to November 2013 and as President and Chief Operating Officer starting in 1993. Mr. McGraw is the Honorary Chairman of the International Chamber of Commerce. He currently serves on the board of United Technologies Corporation.

Skills and qualifications:

Mr. McGraw's experience leading a large, global public company with a significant role in the financial reporting industry provides him with valuable global financial, corporate governance and operational expertise.

2017 PROXY STATEMENT    17

PROPOSAL 1: Election of Directors

Victoria J. Tschinkel	Age 69	Director since April 2012

Ms. Tschinkel currently serves as the Vice-Chairwoman of 1000 Friends of Florida and previously was its Chairwoman. In addition, Ms. Tschinkel is a director of the National Fish and Wildlife Foundation, serving on the Gulf Benefits Committee. She served as State Director of the Florida Nature Conservancy from 2003 to 2006, was senior environmental consultant to Landers & Parsons, a Tallahassee, Florida law firm, from 1987 to 2002, and was the Secretary of the Florida Department of Environmental Regulation from 1981 to 1987.

Skills and qualifications:

Ms. Tschinkel's extensive environmental regulatory experience makes her well qualified to serve as a member of the Board. In addition, her relationships and experience working within the environmental community position her to advise the Board on the impact of our operations in sensitive areas.

Directors Whose Terms Expire at the 2019 Annual Meeting

Greg C. Garland	Age 59	Director since April 2012

Mr. Garland serves as Chairman and CEO of Phillips 66. He was appointed Senior Vice President, Exploration and Production-Americas for ConocoPhillips in 2010. He was previously President and CEO of Chevron Phillips Chemical Company LLC (CPChem) from 2008 to 2010, having served as Senior Vice President, Planning and Specialty Products, CPChem, from 2000 to 2008. Mr. Garland also serves on the boards of Amgen Inc. and Phillips 66 Partners GP LLC, the general partner of Phillips 66 Partners LP.

Skills and qualifications:

Mr. Garland's more than 35-year career with Phillips Petroleum Company, CPChem and ConocoPhillips, and as CEO of Phillips 66, makes him well qualified to serve both as a Director and as Chairman of the Board. Mr. Garland's extensive experience in the energy industry makes his service as a Director invaluable to the Company. In addition to his other skills and qualifications, Mr. Garland's role as both Chairman and CEO of Phillips 66 serves as a vital link between the Board of Directors and management, allowing the Board to perform its oversight role with the benefit of management's perspective on business and strategy.

18    2017 PROXY STATEMENT

PROPOSAL 1: Election of Directors

Gary K. Adams	Age 66	Director since October 2016

Mr. Adams was appointed to the Board in October 2016 based on a recommendation by the Company's Chief Executive Officer and the Nominating Committee. Mr. Adams is currently the chief advisor of chemicals for IHS Inc. He started his chemical industry career with Union Carbide. After 15 years serving in a number of positions at Union Carbide, Mr. Adams joined Chemical Market Associates Inc. (CMAI). He served as President, CEO and Chairman of the Board of CMAI from 1997 until its acquisition by IHS in 2011.

Mr. Adams is a director of Trecora Resources and previously served on the boards of Westlake Chemical Partners LP from 2014 to 2016 and Phillips 66 Partners LP from 2013 to 2016.

Skills and qualifications:

Mr. Adams has a lengthy tenure and extensive experience in the energy industry, including leadership experience with operating responsibilities and in-depth knowledge of the chemicals market.

John E. Lowe	Age 58	Director since April 2012

Mr. Lowe served as assistant to the CEO of ConocoPhillips, a position he held from 2008 until May 2012. He previously held a series of executive positions with ConocoPhillips, including Executive Vice President, Exploration and Production, from 2007 to 2008, and Executive Vice President, Commercial, from 2006 to 2007. Mr. Lowe is a Senior Executive Advisor to Tudor, Pickering, Holt & Co. He served on the board of Agrium Inc. from 2010 to 2015 and currently serves on the boards of TransCanada Corporation and Apache Corporation, where he is non-executive Chairman.

Skills and qualifications:

Mr. Lowe has relevant industry financial expertise in addition to his extensive experience in and knowledge of the energy industry.

2017 PROXY STATEMENT    19

PROPOSAL 1: Election of Directors

Denise L. Ramos	Age 60	Director since October 2016

Ms. Ramos was appointed to the Board in October 2016 based on a recommendation by the Company's Chief Executive Officer and the Nominating Committee. Ms. Ramos has served as the Chief Executive Officer, President and a director of ITT Inc. (formerly ITT Corporation) since October 2011. She previously served as Senior Vice President and Chief Financial Officer of ITT. Prior to joining ITT, Ms. Ramos served as Chief Financial Officer for Furniture Brands International from 2005 to 2007. From 2000 to 2005, Ms. Ramos served as Senior Vice President and Corporate Treasurer at Yum! Brands, Inc. and Chief Financial Officer for the U.S. division of KFC Corporation. Ms. Ramos began her career in 1979 at Atlantic Richfield Company (ARCO), where she spent more than 20 years serving in a number of finance positions including Corporate General Auditor and Assistant Treasurer.

Ms. Ramos served on the board of Praxair, Inc. from 2014 to 2016. She serves on the board of trustees for the Manufacturers Alliance for Productivity and Innovation, and is also a member of the Business Roundtable and the Business Council.

Skills and qualifications:

Ms. Ramos has more than two decades of experience in the oil and gas industry and possesses significant retail and customer-centric experience. In addition to her financial expertise, she has extensive operational and manufacturing experience with industrial companies.

Majority Voting

Our By-Laws require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast "for" a director must exceed the number of votes cast "against" that director). If a nominee who is serving as a Director is not elected at the Annual Meeting and no one else is elected in place of that Director, then, under Delaware law, the Director would continue to serve on the Board of Directors as a "holdover director." However, under our By-Laws, the holdover director would be required to tender his or her resignation to the Board. The Nominating Committee then would consider and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board of Directors would then decide whether to accept the resignation, taking into account the recommendation of the Nominating Committee. The Director who tenders his or her resignation would not participate in the recommendation of the Nominating Committee or the decision of the Board with respect to his or her resignation. The Board is required to publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Nominations

In selecting the 2017 nominees for Director, the Nominating Committee sought candidates who possess the highest personal and professional ethics, integrity and values and are committed to representing the long-term interests of the Company's shareholders. In addition to reviewing a candidate's background and accomplishments, the Nominating Committee reviewed candidates in the context of the current composition of the Board and the evolving needs of the Company's businesses. The Nominating Committee also considered the number of boards on which the candidate already serves. It is the Board's policy that at all times at least a substantial majority of its members meets the standards of independence promulgated by the NYSE and the SEC, and as set forth in the Company's Corporate Governance Guidelines. The Nominating Committee also seeks to ensure that the Board reflects a range of talents, ages, skills, experiences, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, and energy-related industries, sufficient to provide sound and prudent guidance with respect to the Company's strategic and operational

20    2017 PROXY STATEMENT

PROPOSAL 1: Election of Directors

objectives. The Board seeks to maintain a diverse membership, but does not have a separate policy on diversity. The Board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company's behalf, including attending Board and applicable committee meetings.

The following are some of the key qualifications and skills the Nominating Committee considered in evaluating the director nominees. The individual biographies above provide additional information about each nominee's specific experiences, qualifications and skills.

  •
  CEO experience.  Directors with experience as CEOs of public corporations provide the Company with valuable insights. These individuals have a demonstrated record of leadership and a practical understanding of organizations, processes, strategy, risk and risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also bring valued perspectives on common issues affecting other companies and Phillips 66.

  •
  Financial reporting experience.  An understanding of finance and financial reporting processes is important. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company's success. We seek to have multiple directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

  •
  Industry experience.  Directors with experience as executives or directors or in other leadership positions in the energy industry bring pertinent background and knowledge to the Board. These directors have valuable perspective on issues specific to the Company's business.

  •
  Global experience.  As a global company, directors with global business or international experience provide valuable perspectives on our operations.

  •
  Environmental experience.  The perspective of directors who have experience within the environmental regulatory field is valued as we implement policies and conduct operations in order to ensure that our actions today will provide the energy needed to drive economic growth and social well-being, while also securing a stable and healthy environment for tomorrow.

  •
  Risk management experience.  Directors with experience as executives managing risk provide insight and guidance that enhance the Board's capabilities in performing its risk oversight responsibilities.

	MR. ADAMS	MR. FERGUSON	MR. GARLAND	MR. LOOMIS	MR. LOWE	MR. MCGRAW	MS. RAMOS	MR. TILTON	MS. TSCHINKEL	DR. WHITTINGTON

CEO Experience	✓	✓	✓	✓		✓	✓	✓		✓
Financial Reporting Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Industry Experience	✓	✓	✓		✓		✓	✓		✓
Global Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Environmental Experience	✓	✓	✓	✓	✓		✓	✓	✓	✓
Risk Management Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

The lack of a "✓" for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the "✓" indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.

2017 PROXY STATEMENT    21

PROPOSAL 1: Election of Directors

Committees of the Board

COMMITTEE	CURRENT MEMBERS	PRINCIPAL FUNCTIONS	NUMBER OF MEETINGS IN 2016

Audit and Finance	J. Brian Ferguson*(1) William R. Loomis, Jr.(1) John E. Lowe(1) Denise L. Ramos(1) Victoria J. Tschinkel	Discusses, with management, the independent auditors and the internal auditors, the integrity of the Company's accounting policies, internal controls, financial statements, and financial reporting practices, and select financial matters, covering the Company's capital structure, complex financial transactions, financial risk management, retirement plans and tax planning.

Reviews significant corporate risk exposures and steps management has taken to monitor, control and report such exposures.

Monitors the qualifications, independence and performance of our independent auditors and internal auditors.

Monitors our compliance with legal and regulatory requirements and corporate governance guidelines, including our Code of Business Ethics and Conduct.

Maintains open and direct lines of communication with the Board and our management, internal auditors and independent auditors.

			11
Executive	Greg C. Garland* J. Brian Ferguson William R. Loomis, Jr. John E. Lowe Glenn F. Tilton Marna C. Whittington	Exercises the authority of the full Board between Board meetings on all matters other than (1) those expressly delegated to another committee of the Board, (2) the adoption, amendment or repeal of any of our By-Laws and (3) those that cannot be delegated to a committee under statute or our Certificate of Incorporation or By-Laws.	—
Human Resources and Compensation	Marna C. Whittington* Gary K. Adams Harold W. McGraw III Glenn F. Tilton	Oversees our executive compensation policies, plans, programs and practices. Assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees. Reviews at least annually the performance (together with the Lead Director) and sets the compensation of the CEO.	6
Nominating and Governance	William R. Loomis, Jr.* J. Brian Ferguson Denise L. Ramos Marna C. Whittington	Selects and recommends director candidates to the Board to be submitted for election at Annual Meetings and to fill any vacancies on the Board. Recommends committee assignments to the Board. Reviews and recommends to the Board compensation and benefits policies for our non-employee Directors. Reviews and recommends to the Board appropriate corporate governance policies and procedures for our Company. Conducts an annual assessment of the qualifications and performance of the Board. Reviews and reports to the Board annually on succession planning for the CEO.	3
Public Policy	John E. Lowe* Gary K. Adams J. Brian Ferguson William R. Loomis, Jr. Harold W. McGraw III Denise L. Ramos Glenn F. Tilton Victoria J. Tschinkel Marna C. Whittington	Advises the Board on current and emerging domestic and international public policy issues. Assists the Board with the development, review and approval of policies and budgets for charitable and political contributions and activity. Advises the Board on compliance with policies, programs and practices regarding health, safety and environmental protection.	6

*
Committee Chairperson

(1)
Audit committee financial expert

22    2017 PROXY STATEMENT

PROPOSAL 2: Ratification of the Appointment of Ernst & Young LLP

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee has appointed Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2017. Ernst & Young has been retained as the Company's independent registered public accounting firm continuously since 2012.

The Audit Committee annually considers the independence of the Company's independent auditors prior to the firm's engagement, and periodically considers whether a regular rotation of the independent auditors is necessary to assure continuing independence. The Audit Committee and its Chairman are directly involved in the selection of Ernst & Young's lead engagement partner.

The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young is in the best interests of the Company and its shareholders. We are asking you to vote on a proposal to ratify the appointment of Ernst & Young.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

The submission of this matter for approval by shareholders is not legally required, but the Board and the Audit Committee believe it provides an opportunity for shareholders to vote on an important aspect of corporate governance. If the shareholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of that firm as the Company's independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Services Provided by the Independent Registered Public Accounting Firm

Audit services of Ernst & Young for fiscal year 2016 included an audit of our consolidated financial statements, an audit of the effectiveness of the Company's internal control over financial reporting, and services related to periodic filings made with the SEC. Additionally, Ernst & Young provided certain other services as described below. In connection with the audit of the 2016 consolidated financial statements, we entered into an engagement agreement with Ernst & Young that set forth the terms by which Ernst & Young performed audit services for us.

The Audit Committee is responsible for negotiating the audit fee associated with its retention of Ernst & Young. Ernst & Young's fees for professional services totaled $14.5 million for 2016 and $12.9 million for 2015, which consisted of the following:

Fees (in millions)	2016	2015

Audit Fees(1)	$13.5	$11.8
Audit-Related Fees(2)	0.6	0.7
Tax Fees(3)	0.2	0.2
All Other Fees	0.2	0.2

Total	$14.5	$12.9

(1)
Fees for audit services related to the fiscal year consolidated audit, the audit of the effectiveness of internal controls, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits and accounting consultations. Includes audit fees of Phillips 66 Partners LP of $3.3 million and $1.3 million for 2016 and 2015, respectively, which were approved by the Audit Committee of the General Partner of Phillips 66 Partners LP.

(2)
Fees for audit-related services related to audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations.

(3)
Fees for tax services related to tax compliance services and tax planning and advisory services.

The Audit Committee has considered whether the non-audit services provided to Phillips 66 by Ernst & Young impaired the independence of Ernst & Young and concluded they did not.

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that Ernst & Young may provide to the Company. All of the fees in the table above were approved in accordance with this policy. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that Ernst & Young's independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, the Audit Committee must pre-approve all services to be provided by Ernst & Young. The Audit Committee has delegated authority to approve permitted services to its Chair. Such approval must be reported to the entire Audit Committee at its next scheduled meeting.

2017 PROXY STATEMENT    23

PROPOSAL 2: Ratification of the Appointment of Ernst & Young LLP

One or more representatives of Ernst & Young are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the shareholders.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibility to provide independent, objective oversight of the financial reporting functions and internal control systems of Phillips 66. The Audit Committee currently consists of five non-employee Directors. The Board has determined that each member of the Audit Committee satisfies the requirements of the NYSE as to independence, financial literacy and expertise. The Board has further determined that each of J. Brian Ferguson, William R. Loomis, Jr., John E. Lowe, and Denise L. Ramos is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are set forth in the written charter adopted by the Board of Directors, which is available in the "Investors" section of the Company's website under the caption "Governance." One of the Audit Committee's primary responsibilities is to assist the Board in its oversight of the integrity of the Company's financial statements. The following report summarizes certain of the Audit Committee's activities in this regard for 2016.

Review with Management.    The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of Phillips 66 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2016, included therein.

Discussions with Independent Registered Public Accounting Firm.    The Audit Committee has discussed with Ernst & Young LLP, independent registered public accounting firm for Phillips 66, the matters required to be discussed by Auditing Standard (AS) No.1301 as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with that firm its independence from Phillips 66.

Recommendation to the Phillips 66 Board of Directors.    Based on its review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Phillips 66 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

AUDIT AND FINANCE COMMITTEE
J. Brian Ferguson, Chairman William R. Loomis, Jr. John E. Lowe Denise L. Ramos Victoria J. Tschinkel

24    2017 PROXY STATEMENT

PROPOSAL 3: Advisory Approval of Executive Compensation

Shareholders are being asked to vote on the following advisory (non-binding) resolution:

  RESOLVED, that the shareholders approve the compensation of Phillips 66's Named Executive Officers (NEOs) as described in this proxy statement in the Compensation Discussion and Analysis section and in the Executive Compensation Tables (together with the accompanying narrative disclosures).

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Phillips 66 is providing shareholders with the opportunity to vote on an advisory resolution, commonly known as "Say-on-Pay," considering approval of the compensation of its NEOs.

The Compensation Committee, which is responsible for the compensation of our CEO and Senior Officers (as defined on page 40), has overseen the development of compensation programs designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis and the Executive Compensation Tables, together with the accompanying narrative disclosures, allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

The Board of Directors believes that the Phillips 66 executive compensation programs align the interests of our executives with those of our shareholders. Our compensation programs are guided by the philosophy that the Company's ability to provide sustainable value is driven by superior individual performance. The Board believes that a company must offer competitive compensation to attract and retain experienced, talented and motivated employees. In addition, the Board believes employees in leadership roles within the organization are motivated to perform at their highest levels when performance-based pay represents a significant portion of their compensation. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with Company and individual performance, are appropriate in value and have benefited the Company and its shareholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. Nevertheless, the Compensation Committee and the Board will consider the outcome of the vote when evaluating future executive compensation arrangements.

2017 PROXY STATEMENT    25

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis details our executive compensation programs for 2016, as well as the decisions that the Human Resources and Compensation Committee (Compensation Committee) made regarding 2016 compensation, and focuses on the compensation of our NEOs in 2016. Our NEOs were:

Name	Title

Greg Garland	Chairman and CEO
Robert Herman	Executive Vice President, Midstream
Paula Johnson	Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary
Kevin Mitchell	Executive Vice President, Finance and CFO
Tim Taylor	President

EXECUTIVE SUMMARY

The 2016 energy landscape continued to highlight the volatile nature of our industry. Our diversified portfolio enables us to be resilient through industry cycles; accordingly, our overriding objectives remain the same—enable our high-performing workforce to execute our corporate strategy efficiently and effectively, while remaining vigilant and focused on safety and operating excellence, in order to:

  •
  Deliver profitable growth

  •
  Optimize returns

  •
  Reward our owners through shareholder distributions

One way we measure progress in implementing our corporate strategy is through enterprise value growth. Through our disciplined capital allocation model, we increase our enterprise value by strategically investing capital in our higher-valued businesses while returning a significant portion of capital to shareholders through dividends and share repurchases.

Our 2016 performance results and strategic highlights are presented below. Some of these results are non-GAAP financial measures for which more information is available in Appendix A.

26    2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2016 PERFORMANCE HIGHLIGHTS

98.6%	Our available to run metric was 98.6%, which was 3 percentage points better than target.

0.02	We reduced our Process Safety Event Rate by 75%, from 0.08 in 2015 to 0.02 in 2016.

#1	Our environmental incident rate was the lowest since our Company inception. We published our Sustainability Brochure to consolidate and highlight key information.

0.15	Our Total Recordable Rate (TRR) was the best in our Company history and 50% better than the average of top quartile companies in our industries.

150,000 BPD	We began operations in November 2016 at our 150,000 barrels per day (BPD) Freeport LPG Export Terminal.

$4,094* MM	Our capital program of $4,094 million funded the continuing expansion of our Beaumont Terminal and transportation infrastructure through acquisitions and organic growth. CPChem advanced its Gulf Coast Petrochemicals Project, with completion expected in 2017.

$4,548 MM	We delivered Adjusted EBITDA of $4,548 million in a challenging environment due to exceptional safety and operating excellence. As a result of asset rationalization, we divested the Whitegate refinery.

$6,093 MM	Our Adjusted Controllable Costs were 4% below budget, while absorbing Company growth.

13%	We increased our quarterly dividend 13%, our sixth increase since the Company formation less than five years ago.

203%	Our TSR from our Company inception in May 2012 through the end of 2016 was 203%—almost twice our peer average of 113% and more than twice the S&P 100 of 73%.

$2,324 MM	In 2016, $2,324 million was returned to shareholders through dividends and share repurchases.

✓	We have robust Succession Management processes to develop and deliver executive talent that will execute our strategy focused on long-term shareholder value creation.

✓	To ensure that we attract and retain top talent, we maintain diversity and inclusion efforts that also help ensure that our workforce represents the communities where we operate.

✓	In 2016, we conducted an Employee Engagement survey and developed action plans to increase discretionary effort and elevate performance across the organization. In 2016, we retained over 98% of our top performers, a key indicator of high employee engagement.

*
Includes Phillips 66's portion of self-funded capital spending by DCP Midstream, LLC, CPChem, and WRB Refining LP.

OUR COMPENSATION PHILOSOPHY

Our compensation programs support our corporate mission of providing energy and improving lives. Our programs are aligned with key elements of our corporate strategy. Throughout the past year, we engaged with many of our largest shareholders on corporate governance topics, including executive compensation, and received positive feedback on our current compensation structure. Important tenets of our approach include:

  •
  We ensure executive compensation drives behaviors and actions consistent with shareholder interests, prudent risk-taking and a long-term perspective.

2017 PROXY STATEMENT    27

COMPENSATION DISCUSSION AND ANALYSIS
  •
  We believe our compensation programs play an important role in our employee value proposition. They allow us to attract, retain, motivate, and reward high-performing executive talent, as well as support succession planning.

  •
  We pay for performance. Executives have a significant portion of compensation tied to the achievement of annual and long-term goals that promote shareholder value creation.

  •
  We target and award reasonable and competitive compensation, aligned with market median levels. Awards are differentiated based on performance relative to targets, peers and market conditions.

  •
  We emphasize Phillips 66 stock ownership by requiring stock ownership levels for our executives that are set at a multiple of their annual base salary.

  •
  We provide executives the same group benefit programs as we provide other employees, on substantially the same terms.

  •
  We limit executive perquisites to items that are common in our peer group and serve a reasonable business purpose.

Significant Pay at Risk

Consistent with our philosophy that executive compensation should be linked to Company performance and directly aligned with shareholder value creation, a significant portion of NEO compensation is at risk and based on performance metrics tied to our corporate strategy. "At risk" means there is no guarantee that the target value of the awards will be realized. The Compensation Committee has complete authority to limit and even award nothing for the performance-based payouts and individual performance adjustments under each of the Variable Cash Incentive Program (VCIP) and Performance Share Program (PSP) based on its evaluation of performance. Stock options can expire with zero value if the Company stock price does not appreciate above the grant date price over the 10-year term of the options. Restricted Stock Units (RSUs) may lose value depending on stock price performance. Therefore, for NEOs to earn and sustain competitive compensation, the Company must meet its strategic objectives, perform well relative to peers and deliver market-competitive returns to shareholders.

Target Mix

The target mix of the compensation program elements for the CEO and other NEOs is shown below. The charts outline the relative size, in percentage terms, of each element of targeted compensation.

CEO target compensation mix is 90 percent at risk and 72 percent performance-based. The target mix for the other NEOs is 82 percent at risk and 65 percent performance-based. Further, LTI make up 73 percent of the CEO and 65 percent of other NEO target compensation mix. For both the CEO and other NEOs, target mix percentages are commensurate with their levels of responsibility. Further detail on all of these programs are provided in 2016 Executive Compensation Programs.

CEO Target Mix	Other NEO Target Mix

28    2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

PEER GROUP COMPARISONS

We utilize a performance peer group and a compensation peer group. In this section we provide the criteria used in determining each peer group, the companies included, and how we use each peer group. The Compensation Committee reviews these peer groups annually and adjusts as necessary.

Performance Peer Group

Criteria for selection.    Phillips 66 is uniquely positioned in the energy industry, with a large refining and marketing base, growing midstream NGL operations and significant petrochemical business. To reflect our unique portfolio of assets, we include companies operating in each of our three major businesses. We believe that our performance peer group is representative of the companies that investors use for relative performance comparisons.

Companies included.    The table below provides the sixteen companies in our performance peer group.

Refining and Marketing	Midstream	Chemicals

Delek US Holdings, Inc. (DK)	Energy Transfer Equity, L.P. (ETE)	Celanese Corporation (CE)
HollyFrontier Corporation (HFC)	Enterprise Products Partners L.P. (EPD)	The Dow Chemical Company (DOW)
Marathon Petroleum Corporation (MPC)	ONEOK, Inc. (OKE)	Eastman Chemical Company (EMN)
PBF Energy Inc. (PBF)	Targa Resources Corp. (TRGP)	Huntsman Corporation (HUN)
Tesoro Corporation (TSO)		Westlake Chemical Corporation (WLK)
Valero Energy Corporation (VLO)
Western Refining, Inc. (WNR)

Relative analysis.    Our performance peer group is used to evaluate our business results relative to other companies with similar business operations. We used this peer group in determining the payout for both relative TSR and relative return on capital employed (ROCE) under the PSP 2014-2016. We also evaluate our TSR performance against the S&P 100 Index, which the Compensation Committee believes is an appropriate comparison for performance purposes because the index reflects the companies with which we compete for capital in the broader market.

Compensation Peer Group

Criteria for selection.    Our compensation peer group is primarily comprised of companies from the broader market because we draw our executive talent from a candidate pool that extends beyond the energy industry, although there is some overlap with our performance peer group. The compensation peer group primarily consists of large industrial companies with significant capital investments and complex international operations.

Our compensation peer group includes companies that are comparable to Phillips 66 based on three primary criteria—assets, market capitalization, and business operations. Revenue is a secondary criteria due to the nature of our operations. The Compensation Committee believes utilizing each of these criteria is necessary in order to fully reflect the complex nature of our business and determine the optimal group of companies with which to compare Phillips 66. In 2016, the Compensation Committee used a simplified compensation peer group in making 2016 compensation decisions. These changes were implemented to align our peer group more closely with our three primary criteria—assets, market capitalization, and business operations. At the time of these changes, we were, in comparison to this group, in the 59th percentile in assets, 47th percentile in market value and 91st percentile in revenue.

Companies included.    The table below provides the twenty companies in our compensation peer group.

2016 Compensation Decisions(1)

3M Company (MMM)	E. I. du Pont de Nemours and Company (DD)	Lockheed Martin Corporation (LMT)
Archer-Daniels-Midland Company (ADM)	Ford Motor Company (F)	LyondellBasell Industries N.V. (LYB)
The Boeing Company (BA)	General Dynamics Corporation (GD)	Marathon Petroleum Corporation (MPC)
Caterpillar Inc. (CAT)	General Motors Company (GM)	Tesoro Corporation (TSO)
Chevron Corporation (CVX)	Halliburton Company (HAL)	United Technologies Corporation (UTX)
Deere and Company (DE)	Honeywell International Inc. (HON)	Valero Energy Corporation (VLO)
The Dow Chemical Company (DOW)	Johnson Controls, Inc. (JCI)

(1)
The 2015 compensation peer group was modified to include the following large industrial companies—3M Company, Halliburton Company, and LyondellBasell Industries—and remove the following service, consumer products, and non-US based companies—BP, FedEx Corporation, Johnson & Johnson, Mondelez International, The Procter & Gamble Company, Sysco Corporation, Tyson Foods, United Parcel Service, and Verizon Communications. The 2015 peer group was used to set the compensation structure for 2016 for the NEOs other than the CEO. The 2016 CEO target compensation was aligned with the 2015 and 2016 compensation peer groups.

Relative analysis.    We use the compensation peer group to evaluate and determine compensation levels for our NEOs, including base salary adjustments and targets for our annual bonus and LTI programs.

2017 PROXY STATEMENT    29

COMPENSATION DISCUSSION AND ANALYSIS

2016 EXECUTIVE COMPENSATION PROGRAMS

The following table summarizes the principal elements of the executive compensation programs and the performance drivers of each element.

KEY ELEMENTS OF PAY	DELIVERED VIA	TARGET AMOUNT	PERFORMANCE DRIVERS (AND WEIGHTINGS)

Base Salary	Cash	Benchmarked to compensation peer group median; adjusted for experience, responsibility, performance and potential	Annual fixed cash compensation to attract and retain NEOs
Annual Incentive	VCIP	100% of Annual Performance-Based Compensation Target	Adjusted EBITDA (40%) Operating Excellence (35%) Adjusted Controllable Costs (15%) High-Performing Organization (10%) Individual Modifier (+/– 50% of target)
Long-Term Incentives	PSP (3-year performance period)	50% of LTI Target	Relative ROCE (25%) Absolute ROCE (25%) Relative TSR (50%)

	Stock Options(1)	25% of LTI Target	Long-term stock price appreciation

	RSUs	25% of LTI Target	Long-term stock price appreciation

(1)
The Compensation Committee believes that stock options are inherently performance-based, as options have no initial value and grantees only realize benefits if the value of our stock increases above the option price following the date of grant. This practice is intended to ensure that the interests of our NEOs are aligned with those of our shareholders.

The Compensation Committee believes this mix is aligned with our compensation philosophy, reflects the cyclical nature of our business and supports executive retention.

Base Salary

Base salary is designed to provide a competitive and fixed rate of pay recognizing employees' different levels of responsibility and performance. As the majority of our NEO compensation is performance-based and tied to long-term programs, base salary represents a less significant component of total compensation. In setting each NEO's base salary, the Compensation Committee considers factors including, but not limited to, the responsibility level for the position held, market data from the peer group for comparable roles, experience and expertise, individual performance and business results.

Below is a summary of the annualized base salary for each NEO for 2016. Because these amounts reflect each NEO's annualized salary as of the dates indicated, this information may vary from the information provided in the Summary Compensation Table, which reflects actual base salary earnings in 2016, including the effect of salary changes during the year.

Name	Salary as of 1/1/2016 ($)	Salary as of 3/1/2016 ($)	Salary as of 12/31/2016 ($)

Greg Garland	1,575,816	1,625,016	1,625,016
Robert Herman	627,000	655,224	670,008	(1)
Paula Johnson	671,016	704,568	704,568
Kevin Mitchell	670,008	692,136	692,136
Tim Taylor	1,024,416	1,080,768	1,080,768

(1)
Mr. Herman received a salary increase April 1, 2016 in conjunction with responsibility changes.

All NEOs received base salary increases effective March 1, 2016, as part of the annual merit cycle for all employees. These merit increases in base salary realigned each applicable NEO's base salary with the respective compensation peer group levels and reflected each NEO's achievement of established performance requirements corresponding to his or her role. The Compensation Committee determined these adjustments were appropriate to maintain our competitiveness in the market.

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COMPENSATION DISCUSSION AND ANALYSIS

Variable Cash Incentive Program

The VCIP, which is our annual incentive program, is designed to provide variability and differentiation based on corporate and individual performance. Through our metrics, we designed our VCIP program to align annual awards with shareholder interests and execution of our corporate strategy. We do not tie NEO VCIP awards to the performance of any individual business unit. We believe this structure serves the best interests of shareholders as it promotes collaboration across the organization.

Eligible earnings are multiplied by a percentage that is based on each NEO's salary grade level to derive the NEO's target award. At the end of the performance period, the Compensation Committee reviews the Company's performance to determine the Corporate Payout Percentage. This percentage is based on a mix of operational and financial metrics, the details and weighting of which are described below. The Compensation Committee can award a Corporate Payout Percentage of zero up to the maximum of 200 percent.

The target award is multiplied by the Corporate Payout Percentage, after which the Compensation Committee takes into account the individual accomplishments of each NEO when determining applicable individual performance adjustments. Individual Performance Adjustments can range from +/–50 percent of target award. Adjustments are based on measurable performance of the individual NEO that drives shareholder value.

For 2016, the Compensation Committee used the following metrics, which are aligned with our corporate strategy, to evaluate corporate performance under the VCIP. This mix of financial and operational metrics was designed to ensure a balanced view of Company performance.

2016 VCIP METRICS

Adjusted EBITDA

In 2016, we replaced Adjusted Net Income and Adjusted ROCE, each weighted at 25 percent, with Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) weighted at 40 percent. Adjusted ROCE continues to be a metric in our long-term plan because we believe it is an important measure of long-term growth. We believe Adjusted EBITDA is useful in evaluating our annual core operating performance and how we determine enterprise value. Our threshold represents the Adjusted EBITDA required to cover our sustaining capital and shareholder dividend commitments. To ensure we continue to deliver on our growth strategy, the target and maximum for Adjusted EBITDA represent returns that are 1.5 percent and 3.0 percent above our Weighted Average Cost of Capital (WACC), respectively.

2017 PROXY STATEMENT    31

COMPENSATION DISCUSSION AND ANALYSIS

Based on actual Company performance, a payout of 58 percent of target was appropriate for this metric. Overall performance was 35 percent below target due primarily to market volatility, which was partially offset by exceptional operating excellence.

*
VCIP Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for additional information.

Operating Excellence

Operating excellence, including personal and process safety as well as environmental stewardship and asset availability, is critical to meeting our corporate strategy of growth, returns and distributions. We measure ourselves against others in our industry for safety metrics, target sustained performance in environmental stewardship, and effectively manage unplanned downtime. In 2016, we increased the weighting of this metric from 25 percent to 35 percent, placing a greater emphasis on availability of our assets, in acknowledgment that the availability of our assets across our business segments is essential to profitability.

For metrics for which comparative data was available, like TRR and Lost Workday Case Rate (LWCR), we benchmarked ourselves against companies with strong safety records in our industry. Generally, these companies fall within the top 2 quartiles of all companies reported. We then established our threshold, target, and maximum goals based on the 25th, 50th, and 75th percentiles of this group of companies.

For metrics for which comparative data was not available, like asset availability and environmental events, we established our threshold, target, and maximum goals based on our own historical performance. For asset availability, we incorporated all of the lines of our business, and then weighted them by EBITDA.

In 2016, we excelled in Operating Excellence—breaking many Company records in the metrics we use to evaluate ourselves in this area. While some financial metrics may be primarily market driven, operating in a safe, environmentally conscious, and efficient way is something that we can control. The Compensation Committee reviewed each of the following metrics when determining an overall Operating Excellence payout of 196 percent.

  •
  Combined TRR and LWCR: Our performance in personal safety was top quartile compared to our industry group. Based on this performance, 200 percent of target was earned for TRR recognizing a 21 percent improvement over 2015 and the best TRR performance in our Company history. Further, 170 percent of target was earned for LWCR recognizing that while 2016 was a good year compared to our industry group, performance in this area was slightly impaired relative to 2015.

  •
  Process Safety Rate: Our Process Safety Event Rate was the best in our Company history, and a 75 percent reduction from 2015. As a result, 200 percent of target was earned for this metric.

  •
  Environmental Events: The Compensation Committee considered that in the industries in which we operate there is increasingly stringent regulation and scrutiny on environmental performance. We beat our stretch objective by 5 percent and achieved the lowest number of reportable environmental events in our Company history. As a result, 200 percent of target was earned related to this metric.

32    2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
  •
  Asset Availability: The Compensation Committee determined that our availability was 98.6 percent across all of our lines of business, with record refinery utilization, resulting in achievement of 200 percent of target.

	PAYOUT LEVELS BASED ON PERFORMANCE				2016	PAYOUT
	0%	50%	100%	200%	RESULTS	%
Combined TRR	> 0.45	0.45	0.29	0.25	0.15	200%
Combined LWCR	> 0.15	0.15	0.08	0.04	0.04	170%
Process Safety Rate	> 0.09	0.09	0.06	0.03	0.02	200%
Environmental Events	> 175	<=175	150	<125	119	200%
Asset Availability	< 93.8%	93.8%	95.6%	97.4%	98.6%	200%
Combined Operating Excellence						196%

Adjusted Controllable Costs

Adjusted Controllable Costs focuses on operating excellence and our ability to deliver differentiated returns to shareholders. Our targets are based on our budget for the current year. In 2016, we reduced the weighting of this metric from 25 percent to 15 percent because, as a financial measure, the effect of cost management is also recognized in Adjusted EBITDA.

We established our threshold, target, and maximum goals as a percentage of budget. For threshold performance, we could not exceed budget by more than 5 percent, target performance was based on achieving budget, and maximum performance required being at least 2 percent under budget. At the end of the performance period, we then considered our costs relative to our peer group to ensure alignment with industry trends and to reflect operating decisions made in response to changing market conditions that vary from budget assumptions, to ensure earned amounts are appropriate given relative performance.

In 2016, we were 4 percent improved versus our budget, which could have resulted in a payout at 200 percent; however, the Compensation Committee exercised negative discretion recognizing that we were third in a group of six refining peers on costs per barrel. Our savings were related to efficient refinery turnarounds, ongoing equipment efficiencies, and lower staff costs, resulting in a payout of 180 percent of target for this metric.

*
Adjusted Controllable Costs is a non-GAAP financial measure. See Appendix A for additional information.

High-Performing Organization

In 2016, we added the High-Performing Organization metric to measure the effectiveness of our talent management initiatives. We believe maintaining and enhancing a high-performing organization is critical to achievement of our strategic goals and to maximizing long-term shareholder value. We measure our performance relative to a variety of metrics, including:

  •
  Overall, critical skill, high-performer, diversity, and new hire retention.

  •
  Development of employees through rotational moves and transfers.

  •
  Overall, diversity, and high-performer promotion rates.

  •
  Succession planning and use of internal candidates for succession opportunities.

  •
  Quality and diversity of new hires.

2017 PROXY STATEMENT    33

COMPENSATION DISCUSSION AND ANALYSIS

We strive for continuous improvement of our talent management, as we believe it is our high-performing employees that differentiate us in the market place. Based on our performance, 110 percent of target was earned for High-Performing Organization.

Total Corporate Payout

The formulaic result of our individual metrics resulted in a Total Corporate Payout of 130 percent, as summarized in the following table.

METRIC	PAYOUT PERCENTAGE	WEIGHT	CORPORATE AMOUNT

Adjusted EBITDA	58%	40%	23%
Operating Excellence	196%	35%	69%
Adjusted Controllable Costs	180%	15%	27%
High-Performing Organization	110%	10%	11%
Total Corporate Payout			130%

Applying Project-Based and Shareholder Metrics to the Annual VCIP Payout

The Compensation Committee has the authority to adjust individual VCIP payouts by +/–50 percent of the formula-based target payout. The Compensation Committee may apply an individual performance adjustment to reflect project-based accomplishments that drove or detracted from shareholder value or for market-based considerations to more closely align the payout with shareholder returns. This flexibility allows us to reflect our unique business strategy and portfolio of assets as well as differentiate individual executive performance. The Compensation Committee made adjustments to individual compensation levels based on projects and initiatives leading to the successful execution of our strategy and the senior executives responsible for the success of these projects and initiatives.

	GROWTH			RETURNS				DISTRIBUTIONS

	FREEPORT LPG EXPORT TERMINAL	BEAUMONT TERMINAL CRUDE TANK EXPANSION	PSXP TRANSACTIONS	SUSTAINABILITY INITIATIVES	WHITEGATE EXIT	REFINERY CRUDE UTILIZATION	CONTROLLABLE COSTS	SHARE REPURCHASES	DIVIDEND GROWTH

Greg Garland	✓	✓	✓	✓	✓	✓	✓	✓	✓
Robert Herman	✓	✓	✓	✓			✓
Paula Johnson	✓	✓	✓		✓		✓
Kevin Mitchell	✓	✓	✓	✓	✓		✓	✓	✓
Tim Taylor	✓	✓	✓	✓	✓		✓

The Compensation Committee approved total payouts for each of our NEOs as shown in the table below.

	2016 ELIGIBLE EARNINGS ($)	TARGET VCIP PERCENTAGE (%)	CORPORATE PAYOUT PERCENTAGE (%)	INDIVIDUAL PERFORMANCE ADJUSTMENT (%)	TOTAL PAYOUT ($)

Greg Garland	1,616,816	160%	130%	15%	3,751,013
Robert Herman	661,608	85%	130%	15%	815,432
Paula Johnson	698,976	90%	130%	15%	912,164
Kevin Mitchell	688,448	85%	130%	—%	760,735
Tim Taylor	1,071,376	110%	130%	25%	1,826,696

34    2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Programs

Our programs deliver 50 percent of long-term target value in the form of Performance Share Units (PSUs), 25 percent in the form of stock options and 25 percent in the form of RSUs.

We believe this mix of awards is aligned with our compensation philosophy, reflects the cyclical nature of our business, promotes retention of our high-performing talent, supports succession planning and is consistent with market practice.

2016 LTI PROGRAMS

Performance Share Program

Each PSP has a three-year performance period, and therefore three PSPs are in progress at any time. By delivering 50% of LTI through the PSP, a significant portion of NEO compensation is tied to Company and individual performance.

Target Shares at Beginning of Performance Period.    The Compensation Committee uses the Compensation Peer Group to benchmark LTI and establish base salary multiples for similar roles at peer organizations. After the target performance share value is determined, it is tracked as shares of Company stock for the remainder of the performance period. The number of target shares is determined by using the average of the stock's fair market value for the 20 days prior to the start of the performance period, less anticipated dividends during the performance period.

  •
  Target shares may be adjusted during the performance period for significant changes in responsibility that occur during the performance period.

  •
  The CEO provides input regarding awards made to all NEOs (other than himself). The Compensation Committee evaluates the individual performance of the CEO. The Compensation Committee believes in applying performance adjustments at the beginning of the performance period, rather than the end, so that performance-adjusted compensation is subject to company performance and market volatility throughout the performance period, aligning executive compensation with shareholder interests.

  •
  NEOs hired after the start of the performance period may receive prorated target shares in ongoing PSP cycles, at the discretion of the Compensation Committee, so that their interests are immediately aligned with the Company long-term goals and shareholder interests.

Performance Metrics.    The performance metrics used for all three PSP programs in effect in 2016 are 50 percent ROCE, equally weighted between absolute and relative, and 50 percent relative TSR.

The Compensation Committee considers ROCE an important measure of Company growth and overall performance. The Compensation Committee evaluates our results relative to our Performance Peer Group as well as absolute targets based on our WACC.

  •
  The absolute ROCE maximum delivers 3.0 percent above WACC over the performance period.

  •
  The target delivers 1.5 percent above our WACC.

  •
  The threshold is a return percentage equivalent to the Adjusted EBITDA required to cover our sustaining capital and shareholder dividend commitments over the 3-year performance period.

2017 PROXY STATEMENT    35

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also recognizes that relative TSR is the most common standard for relative comparisons to peers. Our performance is evaluated as compared to our Performance Peer Group and the S&P 100 Index.

Distribution.    Awards under all of the currently effective programs are denominated in shares, but are intended to be paid in cash at the end of their respective performance periods. Performance can range from 0-200 percent of target.

Active PSP Programs.    The programs in effect during 2016 were the PSP 2014-2016, PSP 2015-2017, and PSP 2016-2018.

After the close of the PSP 2014-2016, the Compensation Committee considered the following results when approving the payout of 170 percent.

  •
  Relative PSP ROCE: Our relative performance for the three-year performance period was 4th out of 17 peer companies, resulting in a payout of 170 percent of target for Relative PSP ROCE, which was weighted at 25 percent.

      * Relative PSP ROCE is a non-GAAP financial measure. See Appendix A for additional information.

  •
  Absolute PSP ROCE: Our Absolute PSP ROCE for the three-year performance period was 12.6 percent, or 1.8 percentage points above target, resulting in a payout of 200 percent of target for Absolute PSP ROCE, also weighted at 25 percent.

      * Absolute PSP ROCE is a non-GAAP financial measure. See Appendix A for additional information.

  •
  Relative TSR: Our TSR for the three-year performance period was 29.5 percent, 6th out of 18 peers (including the S&P 100 Index) on a relative basis, resulting in a payout of 150 percent of target for Relative TSR, which was weighted at 50 percent.

Accordingly, the Compensation Committee approved payouts for all of our NEOs for PSP 2014-2016. The payment was made in February 2017 and is described further in the footnotes of the Summary Compensation Table.

Stock Option Program

In 2016, 25 percent of the LTI target value was delivered to executives in the form of stock options. These awards are inherently performance-based as the stock price must increase before the executive can realize any gain. We believe stock options drive behaviors and actions that enhance long-term shareholder value.

Stock options are typically granted in February each year. The number of options awarded is based on the Black-Scholes-Merton model. The exercise price of stock options is set at 100 percent of the fair market value of our common stock on the date of grant. Stock options granted to our NEOs in February 2016 vest ratably over a three-year period and have a ten-year term. These stock options neither have voting rights nor entitle the holder to receive dividends. Based on its assessment of the individual performance of each NEO, the Compensation Committee may adjust an award by up to +/–30 percent of the target amount at grant. The CEO provides input on the grant amounts and individual performance adjustments for all NEOs

36    2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(other than himself). The Compensation Committee evaluates the individual performance of the CEO. The Compensation Committee did not make any individual performance adjustments to NEO stock option awards in 2016.

Restricted Stock Units

In 2016, 25 percent of the LTI target value was delivered to executives in the form of RSUs. The Compensation Committee believes maintaining RSUs in our LTI program complements the overall compensation mix for our executives by:

  •
  Driving the right behaviors and actions consistent with creating shareholder value;

  •
  Providing diversification of compensation in recognition of the cyclical nature of our industry;

  •
  Resulting in actual share ownership aligned with our stock ownership guidelines; and

  •
  Supporting executive retention.

RSUs are typically granted in February each year. The number of units is determined based on the fair market value of Company stock on the date of grant. RSUs awarded to our NEOs in February 2016 cliff vest at the end of the three-year holding period and will be delivered to the NEOs in the form of unrestricted Company stock. These RSUs do not carry voting rights but do generate dividend equivalents during the vesting period. The Compensation Committee assesses the individual performance of each NEO, and based on that assessment may adjust an award by up to +/–30 percent of the target amount at grant. The CEO provides input regarding awards made to all NEOs (other than himself). The Compensation Committee evaluates the individual performance of the CEO.

2016 LTI Compensation

The Compensation Committee approved the following LTI for the NEOs for 2016. The Compensation Committee considered the individual performance of each NEO as outlined above when determining the target values. These values do not reflect prospective promotional adjustments to PSP targets and may not match the accounting values presented in the Grants of Plan-Based Awards table.

NAME	PSP 2016-2018(1) ($)	STOCK OPTIONS(2) ($)	RSUs(3) ($)	TOTAL TARGET ($)

Greg Garland	5,720,212	2,860,106	2,860,106	11,440,424
Robert Herman	1,069,035	485,925	534,518	2,089,478
Paula Johnson	1,217,894	553,588	608,947	2,380,429
Kevin Mitchell	1,142,364	519,256	571,182	2,232,802
Tim Taylor	2,458,598	1,024,416	1,229,299	4,712,313

(1)
PSP 2016-2018 targets include individual adjustments for Ms. Johnson (10 percent), Mr. Taylor (20 percent), Mr. Mitchell (10 percent) and Mr. Herman (10 percent).

(2)
The Compensation Committee did not approve any individual adjustments to stock option targets.

(3)
RSU targets include individual adjustments for Ms. Johnson (10 percent), Mr. Taylor (20 percent), Mr. Mitchell (10 percent) and Mr. Herman (10 percent).

OTHER BENEFITS AND PERQUISITES

Below is a summary of other compensation elements available to our NEOs in addition to the base salary, VCIP, and LTI described above:

Broad-Based Employee Benefit Programs

NEOs participate in the same basic benefits package available to our other U.S. salaried employees. This package includes qualified pension; 401(k) plan; medical, dental, vision, life, and accident insurance plans, as well as flexible spending arrangements for health care and dependent care expenses; and our matching gift program.

Additional Executive Perquisites

In line with our compensation philosophy to provide compensation and benefits aligned with market practice, we provide our NEOs financial planning and executive health benefits. These benefits were imputed to the executives and included in All Other Compensation in the Summary Compensation Table. We did not provide a gross-up for these benefits.

2017 PROXY STATEMENT    37

COMPENSATION DISCUSSION AND ANALYSIS

Comprehensive Security Program

The Board has adopted a comprehensive security program to address the increased security risks for certain senior executives. Mr. Garland and Mr. Taylor were the only NEOs in 2016 designated by the Board as requiring increased security under this program. Mr. Garland was covered for the entire year. Mr. Taylor was covered beginning March 1, 2016, following a security review. The program allows for certain additional security measures in specific situations when the senior executive is traveling by car or airplane on Company business. An additional security review of the NEO's personal residence is also included. Any additional costs to the Company for these activities are reported as All Other Compensation and included in the Summary Compensation Table.

Executive Retirement Plans

We maintain the following supplemental retirement plans for our NEOs.

  •
  Voluntary Deferred Compensation Plan—This plan (the Phillips 66 Key Employee Deferred Compensation Plan, which we refer to as the KEDCP) provides tax-efficient retirement savings by allowing executives to voluntarily defer both the receipt and taxation of a portion of their base salary and annual bonus until a specified date or when they leave the Company. Further information on the KEDCP is provided in the Nonqualified Deferred Compensation table.

  •
  Defined Contribution Restoration Plan—This plan (the Phillips 66 Defined Contribution Make-Up Plan, which we refer to as the DCMP) restores benefits capped under our qualified defined contribution plan due to IRC limits. Further information on the DCMP is provided in the Nonqualified Deferred Compensation table.

  •
  Defined Benefit Restoration Plan—This plan (the Phillips 66 Key Employee Supplemental Retirement Plan, which we refer to as the KESRP) restores Company-sponsored benefits capped under the qualified defined benefit pension plan due to IRC limits. Further information on the KESRP is provided in the Pension Benefits as of December 31, 2016 table.

Executive Life Insurance

We provide life insurance policies to all U.S. based employees with a face value approximately equal to their annual base salary. For our NEOs, the face value of this coverage is approximately two times their annual base salary.

Executive Severance and Change in Control Plans

We do not maintain individual severance or change in control agreements with our executives. However, we maintain the Phillips 66 Executive Severance Plan (ESP) and the Phillips 66 Change in Control Severance Plan (CICSP) to accomplish several specific objectives, including:

  •
  Ensuring shareholder interests are protected during business transactions by providing benefits that promote senior management stability.

  •
  Providing and preserving an economic motivation for participating executives to consider a business combination that might result in an executive's job loss.

  •
  Competing effectively in attracting and retaining executives in an industry that features frequent acquisitions and divestitures.

Executives may not participate in both plans as a result of the same severance event. Among other benefits, the ESP provides a payment equal to one and one-half or two times the executive's base salary, depending on salary grade level, if he or she is involuntarily terminated without cause. The CICSP provides a payment equal to two or three times the sum of the executive's base salary and the greater of his or her target bonus or average of the last two bonus payments, depending on salary grade level. The executive must be involuntarily terminated without cause in connection with a change in control or terminate employment for good reason within two years after the change in control to be eligible for CICSP payment. This "double trigger" requirement is in the best interest of shareholders and is considered a best practice.

Details of potential payments under these plans are outlined in the Potential Payments upon Termination or Change in Control section. These plans do not provide any excise tax gross-up protections.

38    2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Personal Use of Company Aircraft

The primary purpose of our corporate aircraft is to facilitate Company business. In the course of conducting Company business, executives may occasionally invite a family member or other personal guest to travel with them to attend a meeting or function. When such travel is deemed taxable to the executive, we provide further payments to reimburse the costs of the inclusion of this item in his or her taxable income.

EXECUTIVE COMPENSATION GOVERNANCE

Clawback Provisions

Short- and long-term compensation, deferred compensation and nonqualified retirement benefits received by any executive are subject to clawback provisions if financial or other data is materially misstated due to negligence or misconduct on the part of the executive, as determined by the Compensation and Audit Committees.

Stock Ownership

The Compensation Committee believes stock ownership guidelines align executive performance with shareholder value creation and mitigate compensation risk. Each executive must own at least the following amounts of Phillips 66 common stock within five years from the date of program eligibility:

EXECUTIVE LEVEL	SALARY MULTIPLE

Chairman and CEO	6
President	5
Executive Vice President	3-5

RSUs, but not stock options or PSP targets, are included when determining the amount of stock owned by an executive. Compliance with the stock ownership guidelines is reviewed annually. All NEOs currently comply with these stock ownership guidelines or are on track to comply within the applicable five-year period.

Tax Considerations—Internal Revenue Code Section 162(m)

The Compensation Committee considers the deductibility of compensation under IRC Section 162(m) when making decisions and generally attempts to structure elements of executive compensation to meet the requirements for deductibility. However, the Compensation Committee has the flexibility to design and maintain the programs in the most beneficial manner to shareholders, including payments that may be subject to the deductibility limits under IRC Section 162(m).

For 2016 the Compensation Committee believes it has taken the necessary steps intended to qualify payments made under the VCIP and awards made under the LTI programs (PSP and RSUs) as performance-based under IRC Section 162(m).

Trading Policies

Our insider trading policy prohibits all employees and directors from trading Company stock while in possession of material, non-publicly disclosed information. This policy requires executives and directors, as well as employees with regular access to insider information, to follow specific pre-clearance procedures before entering into transactions in our stock. Our policy prohibits hedging transactions related to our stock or pledging our stock, including any stock the executive or director may hold in excess of his or her stock ownership guideline requirements.

Independent Compensation Consultant

The primary role of the independent executive compensation consultant retained by the Compensation Committee is to advise the Compensation Committee on:

  •
  Our compensation programs and processes relative to external corporate governance standards

  •
  The appropriateness of our executive compensation programs in comparison to those of our peers

  •
  The effectiveness of the compensation programs in accomplishing the objectives set by the Compensation Committee with respect to executives

2017 PROXY STATEMENT    39

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee retained Meridian Compensation Partners, LLC as its independent executive compensation consultant through May 2016. The Compensation Committee evaluated whether Meridian's work raised any conflict of interest and determined that no such conflict existed.

In October 2016, the Compensation Committee retained Mercer as its independent executive compensation consultant. The Compensation Committee evaluated work that Mercer had done for the Company prior to being retained by the committee and determined that it did not present a conflict of interest. During 2016, fees paid to Mercer in its role as the independent compensation consultant for the Compensation Committee totaled $23,964. In addition, the Company paid fees to Mercer totaling $5,965,345 during 2016 for all other services performed for the Company. These services can be broken down as 90 percent related to administration of international broad-based benefit plans in international locations that we sold in 2016, 7 percent related to administration of ongoing international broad-based benefit plans, and 3 percent related to Human Resources consulting engagements.

Compensation Risk Assessment

The Compensation Committee oversees management's risk assessment of all elements of our compensation programs, policies and practices for all employees. Management has concluded that our compensation programs, policies and practices are not reasonably likely to have a material adverse effect on the Company. Relevant provisions of our programs include, but are not limited to:

  •
  VCIP and LTI metrics are aligned with our corporate strategy to ensure continued focus on actions that drive shareholder value.

  •
  VCIP and LTI compensation targets increase with each pay grade, emphasizing shareholder value creation over time.

  •
  Maximum payouts under VCIP and PSP programs are appropriately limited to balance risk-taking with long-term strategic goals.

  •
  Maintaining a level of discretion in the performance-based programs, which enables the Compensation Committee to award zero payouts to executives who perform poorly.

  •
  Clawback provisions that allow for reduction in awards for executives who expose the Company to undue risk.

  •
  LTI design that provides incentives for executive retention and Company and individual performance.

  •
  Stock ownership guidelines that align executive interests with those of shareholders.

The Compensation Committee considers senior management succession planning a core part of the Company's risk management program. At least annually, the Compensation Committee reviews with the CEO succession planning for senior leadership positions (other than the CEO position itself, for which succession planning is reviewed by the Nomination Committee), and the timing and development required to ensure continuity of leadership over the short- and long-terms, to manage risk in this area.

ROLE OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Authority and Responsibilities

The Compensation Committee is responsible for providing independent, objective oversight of our executive compensation programs and determining the compensation for our CEO and anyone who meets our definition of a Senior Officer. Currently, our internal guidelines define a Senior Officer as an officer of the Company who reports directly to the CEO or any other officer of the Company who is either a Senior Vice President or above or a reporting officer under Section 16(b) of the Exchange Act. As of December 31, 2016, we had 11 Senior Officers. The compensation tables that follow provide information about our CEO and certain of our Senior Officers. In addition, the Compensation Committee acts as plan administrator of the compensation programs and benefit plans for our CEO and Senior Officers and as an avenue of appeal for current and former Senior Officers regarding disputes over compensation and benefits.

40    2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee oversees the Company's executive compensation philosophy, policies, plans and programs for our CEO and Senior Officers to ensure:

  •
  Alignment of our executive compensation programs with the long-term economic interests of shareholders,

  •
  Competitiveness of compensation within the markets in which Phillips 66 competes for talent,

  •
  Retention of top talent, and

  •
  Development of a diverse talent pool with respect to CEO and Senior Officer succession planning.

One of the Compensation Committee's responsibilities is to assist the Board in its oversight of the integrity of the Company's Compensation Discussion and Analysis. The Human Resources and Compensation Committee Report summarizes certain Compensation Committee activities concerning compensation earned during 2016 by our NEOs.

A complete listing of the authority and responsibilities of the Compensation Committee is set forth in its written charter adopted by the Board of Directors, which is available in the "Investors" section of our website under the caption "Governance."

Members

The Compensation Committee consists of four members who meet all requirements for "non-employee," "independent" and "outside" director status under the Exchange Act, NYSE listing standards, and the IRC, respectively. The members of the Compensation Committee and the member to be designated as Chair, like the members and Chairs of all the Board committees, are reviewed annually by the Nominating Committee, which recommends committee appointments to the full Board. The Board of Directors has final approval of the committee structure of the Board.

Meetings

The Compensation Committee holds regularly scheduled meetings in association with regular Board meetings and meets by teleconference between such meetings as necessary to discharge its duties. The Compensation Committee reserves time at each regularly scheduled meeting to review matters in executive session without management present except as specifically requested by the Compensation Committee. In 2016, the Compensation Committee had five regularly scheduled meetings and one additional telephonic meeting. More information regarding the Compensation Committee's activities at such meetings can be found in the Compensation Discussion and Analysis.

Continuous Improvement

The Compensation Committee is committed to a process of continuous improvement in exercising its responsibilities. To that end, the Compensation Committee:

  •
  Receives ongoing training regarding best practices for executive compensation.

  •
  Regularly reviews its responsibilities and governance practices in light of ongoing changes in the legal and regulatory arena and trends in corporate governance. This review is aided by the Company's management, the Compensation Committee's independent compensation consultant, and, when deemed appropriate, independent legal counsel.

  •
  Annually reviews its charter and proposes any desired changes to the Board of Directors.

  •
  Annually conducts a self-assessment of its performance that evaluates the effectiveness of the Compensation Committee's actions and seeks ideas to improve its processes and oversight.

  •
  Regularly reviews and assesses whether the Company's executive compensation programs are having the desired effects without encouraging an inappropriate level of risk.

  •
  Regularly reviews all its activities, including its self-assessment and a compensation risk assessment, with the full Board of Directors.

2017 PROXY STATEMENT    41

COMPENSATION DISCUSSION AND ANALYSIS

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

Review with Management.    The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis presented in this proxy statement.

Discussions with Independent Executive Compensation Consultant.    The Compensation Committee has discussed with Mercer, an independent executive compensation consulting firm, the executive compensation programs of the Company, as well as specific compensation decisions made by the Compensation Committee for 2016. Mercer was retained directly by the Compensation Committee, independent of the management of the Company. The Compensation Committee has received written disclosure from Mercer confirming the consultant's independence, has discussed with Mercer its independence from Phillips 66, and believes Mercer to be independent of management.

Recommendation to the Phillips 66 Board of Directors.    Based on its review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Phillips 66 proxy statement on Schedule 14A and the Phillips 66 Annual Report on Form 10-K for the year ended December 31, 2016.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Dr. Marna C. Whittington, Chairperson
Gary K. Adams
Harold W. McGraw III
Glenn F. Tilton

42    2017 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

The following tables and accompanying narrative disclosures provide information concerning total compensation earned by our CEO and other NEOs as of December 31, 2016 for services to Phillips 66 or any of our subsidiaries during 2016, 2015 and 2014.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our NEOs for fiscal years 2016, 2015 and 2014.

NAME AND POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(6)	ALL OTHER COMPENSATION ($)(7)	TOTAL ($)

Greg Garland	2016	1,616,816	—	8,677,840	2,861,166	3,751,013	7,897,187	251,272	25,055,294
Chairman and CEO	2015	1,549,164	—	8,290,120	2,763,828	4,585,525	5,531,249	211,253	22,931,139
	2014	1,510,427	—	8,732,652	2,393,385	2,658,351	8,984,486	229,132	24,508,433
Robert Herman	2016	661,608	—	1,621,773	486,432	815,432	223,973	646,450	4,455,668
Executive Vice President,	2015	—	—	—	—	—	—	—	—
Midstream	2014	—	—	—	—	—	—	—	—
Paula Johnson	2016	698,976	—	1,847,570	553,992	912,164	939,432	90,168	5,042,302
Executive Vice President, Legal	2015	640,512	—	1,802,647	472,884	1,019,055	592,646	71,233	4,598,977
and Government Affairs, General	2014	596,676	—	1,634,565	371,420	590,709	879,304	76,683	4,149,357
Counsel and Corporate Secretary
Kevin Mitchell	2016	688,448	—	1,732,942	520,212	760,735	100,918	67,857	3,871,112
Executive Vice President,	2015	—	—	—	—	—	—	—	—
Finance and CFO	2014	—	—	—	—	—	—	—	—
Tim Taylor	2016	1,071,376	—	3,729,811	1,025,223	1,826,696	325,493	169,570	8,148,169
President	2015	1,004,712	—	3,447,557	985,332	2,210,366	183,866	133,338	7,965,171
	2014	888,188	—	3,451,492	570,395	1,052,503	199,465	107,152	6,269,195

(1)
Includes any amounts that were voluntarily deferred under our KEDCP.

(2)
Because our annual bonus program (VCIP) has mandatory performance measures that must be achieved before any payout can be made to our NEOs, VCIP payments are shown in the Non-Equity Incentive Plan Compensation column of the table rather than the Bonus column.

(3)
Amounts shown represent the aggregate grant date fair value of awards determined in accordance with U.S. generally accepted accounting principles (GAAP). Assumptions used in calculating these amounts are included in Note 20—Employee Benefit Plans in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 (our "2016 Form 10-K").

  These include awards that are expected to be finalized as late as 2018. The amounts shown for awards from the PSP relate to performance periods that began in 2014, 2015 and 2016 and that end in 2016, 2017 and 2018, respectively.

  Amounts shown relating to PSP are targets because target is the probable outcome for the applicable performance period, consistent with the accounting treatment under GAAP. If the maximum payout were used for the PSP awards the amounts shown relating to PSP would double, although the value of the actual payout would depend on the stock price at the time of the payout. If the minimum payout were used, the amounts for PSP awards would be reduced to zero. Actual payouts with regard to the targets set for the performance period that ended in 2016 were approved by the Compensation Committee at its February 2017 meeting. Those payouts were as follows (with values shown at fair market value on the date of payout): Mr. Garland, $12,839,189; Mr. Herman, $1,850,105; Ms. Johnson, $2,324,881; Mr. Mitchell, $1,055,106; and Mr. Taylor, $4,415,719.

  Earned payouts under the PSP 2014-2016 have been, and under the PSP 2015-2017 and PSP 2016-2018 are expected to be, made in cash at the end of the applicable performance period and will be forfeited if the NEO is terminated prior to the end of the performance period (other than for death or following disability or after a change in control). If the NEO retires after age 55 and with five years of service, the NEO is entitled to a prorated award for any ongoing program in which he or she participated for at least 12 months.

(4)
Amounts shown represent the aggregate grant date fair value of awards determined in accordance with GAAP. Assumptions used in calculating these amounts are included in Note 20—Employee Benefit Plans in the Notes to Consolidated Financial Statements in our 2016 Form 10-K.

(5)
These are amounts paid under our annual bonus program (VCIP), including bonus amounts that were voluntarily deferred under our KEDCP. See note (2) above. These amounts were paid in February following the performance year.

(6)
Reflects the actuarial increase in the present value of the benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. There are no deferred compensation earnings reported in this column, as our nonqualified deferred compensation plans do not provide above-market or preferential earnings.

2017 PROXY STATEMENT    43

EXECUTIVE COMPENSATION TABLES
(7)
We offer limited perquisites to our NEOs, which, together with Company contributions to our qualified savings and nonqualified defined contribution plans, are reflected in the All Other Compensation column as summarized below:

NAME	COMPANY CONTRIBUTIONS TO NONQUALIFIED DEFINED CONTRIBUTION PLANS ($)(a)	EXECUTIVE GROUP LIFE INSURANCE PREMIUMS ($)(b)	EXECUTIVE HEALTH SERVICES ($)(c)	FINANCIAL COUNSELING ($)(d)	MATCHING CONTRIBUTIONS UNDER THE TAX-QUALIFIED SAVINGS PLAN ($)(e)	MATCHING GIFT PROGRAM ($)(f)	MISCELLANEOUS PERQUISITES AND TAX PROTECTION ($)(g)	PERSONAL USE OF COMPANY AIRCRAFT ($)(h)

Greg Garland	94,627	8,343	1,247	16,513	18,550	30,000	18,951	63,041
Robert Herman	27,763	3,414	—	16,560	18,550	15,200	564,963	—
Paula Johnson	30,378	1,929	—	15,149	18,550	19,417	4,745	—
Kevin Mitchell	29,641	1,900	937	14,165	7,950	12,000	1,264	—
Tim Taylor	56,446	8,486	1,292	16,510	18,550	15,000	12,682	40,604

  (a)
  Under the terms of our nonqualified defined contribution plans, we make contributions to the accounts of all eligible employees, including the NEOs. See the Nonqualified Deferred Compensation table and accompanying narrative and notes for more information.

  (b)
  We maintain life insurance policies and/or death benefits for all our U.S.-based salaried employees (at no cost to the employee) with a face value approximately equal to the employee's annual salary. We maintain group life insurance policies on each of our NEOs equal to approximately two times his or her annual salary. The amounts shown are for premiums paid by us to provide the additional group life insurance above what is provided to the broad-based employees.

  (c)
  Costs associated with executive physicals.

  (d)
  Costs associated with financial counseling and estate planning services with approved provider.

  (e)
  Under the terms of our tax-qualified defined contribution plans, we make contributions to the accounts of all eligible employees, including the NEOs.

  (f)
  We maintain a Matching Gift Program under which certain gifts by employees to qualified educational or charitable institutions are matched by the Company. The program matches up to $15,000 annually. The amounts shown reflect the actual payments made by us in 2016, which due to processing delays can include contributions in 2015 that were matched by the Company in 2016 and are therefore reported in this proxy statement.

  (g)
  The amounts shown primarily reflect payments by us relating to certain taxes incurred by the NEOs. In 2016, we made these tax payments for three different reasons. First, Mr. Herman received tax assistance after he exercised stock options that he had been granted while an expatriate employee prior to becoming an NEO ($563,107). All expatriate employees receive this tax assistance. Second, we provide tax assistance when we request family members or other guests to accompany an NEO to a Company function and, as a result, the NEO is deemed to make personal use of Company assets such as Company aircraft and thereby incurs imputed income. We believe this type of expense is appropriately characterized as a business expense and, if the NEO incurs imputed income in accordance with applicable tax laws, we will generally reimburse the NEO for any increased tax costs (Mr. Garland $12,454; Mr. Herman $1,499; Ms. Johnson $4,497; Mr. Mitchell $905; and Mr. Taylor $10,259). Finally, we provide tax assistance on miscellaneous gifts such as duffel bags, jackets, and ornaments received as a member of the Board or the Executive Leadership Team. The total cost of these gifts and the tax assistance are as follows: Mr. Garland $407, Mr. Herman $357, Ms. Johnson $248, Mr. Mitchell $359, and Mr. Taylor $407. Also included are miscellaneous benefits such as those required for employees covered under our Comprehensive Security Program, which includes Mr. Garland and, effective March 1, 2016, Mr. Taylor. These benefits include the use of a car and driver when required (Mr Garland $5,505; Mr. Taylor $2,016) and home security fees that are in excess of the cost of a "standard" system typical for homes in their neighborhood (Mr. Garland $585).

  (h)
  The Phillips 66 Comprehensive Security Program requires in certain circumstances that Mr. Garland and, effective March 1, 2016, Mr. Taylor fly on Company aircraft. The amount presented above represents the approximate incremental cost to Phillips 66 for personal use of the aircraft. Approximate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. Incremental costs for flights to the hangar or other locations without passengers, commonly referred to as "deadhead" flights, are included in the calculation.

44    2017 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards.

								ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(4)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)		GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(5)
		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)					EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)
NAME	GRANT DATE(1)	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Greg Garland		—	2,586,906	6,467,265	—	—	—	—	—	—	—
	2/2/2016	—	—	—	—	—	—	36,379	—	—	2,860,117
	2/2/2016	—	—	—	—	73,998	147,996	—	—	—	5,817,723
	2/2/2016	—	—	—	—	—	—	—	169,400	78.620	2,861,166
Robert Herman		—	562,367	1,405,918	—	—	—	—	—	—	—
	2/2/2016	—	—	—	—	—	—	6,799	—	—	534,537
	2/2/2016	—	—	—	—	13,829	27,658	—	—	—	1,087,236
	2/2/2016	—	—	—	—	—	—	—	28,800	78.620	486,432
Paula Johnson		—	629,078	1,572,695	—	—	—	—	—	—	—
	2/2/2016	—	—	—	—	—	—	7,745	—	—	608,912
	2/2/2016	—	—	—	—	15,755	31,510	—	—	—	1,238,658
	2/2/2016	—	—	—	—	—	—	—	32,800	78.620	553,992
Kevin Mitchell		—	585,181	1,462,953	—	—	—	—	—	—	—
	2/2/2016	—	—	—	—	—	—	7,265	—	—	571,174
	2/2/2016	—	—	—	—	14,777	29,554	—	—	—	1,161,768
	2/2/2016	—	—	—	—	—	—	—	30,800	78.620	520,212
Tim Taylor		—	1,178,514	2,946,285	—	—	—	—	—	—	—
	2/2/2016	—	—	—	—	—	—	15,636	—	—	1,229,302
	2/2/2016	—	—	—	—	31,805	63,610	—	—	—	2,500,509
	2/2/2016	—	—	—	—	—	—	—	60,700	78.620	1,025,223

(1)
The grant date shown is the date on which the Compensation Committee approved the target awards.

(2)
Threshold and maximum awards are based on the provisions in the VCIP. Actual awards earned can range from 0 to 200 percent of the target awards, with a further possible adjustment of +/–50 percent of the target award depending on individual performance. The Compensation Committee retains the authority to make awards under the program and to use its judgment in adjusting awards, including making awards greater than the amounts shown in the table above, provided the award does not exceed amounts permitted under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66. Actual payouts under the annual bonus program for 2016 are calculated using base salary earned in 2016 and reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(3)
Threshold and maximum awards are based on the provisions of the PSP. Actual awards earned can range from 0 to 200 percent of the target awards. Performance periods under the PSP cover a three-year period, and since a new three-year period commences each year, there could be three overlapping performance periods ongoing at any time. In 2016, targets for each NEO were set with respect to an award for the three-year performance period beginning in 2016 and ending in 2018. The Compensation Committee retains the authority to make awards under the PSP using its judgment, including making awards greater than the maximum payout shown in the table above, provided the award does not exceed amounts permitted under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.

(4)
RSUs that were granted in 2016, but still have vesting restrictions.

(5)
For equity incentive plan awards, these amounts represent the grant date fair value at target level under the PSP as determined in accordance with GAAP. For Stock Option awards, these amounts represent the grant date fair value of the option awards using a Black-Scholes-Merton-based methodology. Actual value realized upon option exercise depends on market prices at the time of exercise. For other stock awards, these amounts represent the grant date fair value of the RSU awards determined in accordance with GAAP. See Note 20—Employee Benefit Plans in the Notes to Consolidated Financial Statements in our 2016 Form 10-K, for a discussion of the relevant assumptions used in this determination.

2017 PROXY STATEMENT    45

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table lists outstanding Phillips 66 equity grants for each NEO as of December 31, 2016.

Some awards held by NEOs at the time of our spin-off from ConocoPhillips were adjusted or substituted as described below in order to preserve the intrinsic value, remaining vesting periods, and other terms and conditions of ConocoPhillips awards outstanding on April 30, 2012, in accordance with the Employee Matters Agreement entered into with ConocoPhillips.

  •
  NEOs with exercisable ConocoPhillips Stock Options received options to purchase both ConocoPhillips and Phillips 66 common stock.

  •
  NEOs with unexercisable ConocoPhillips Stock Options received substitute options to purchase only Phillips 66 common stock.

  •
  NEOs with Restricted Stock and PSU awards for completed performance periods under the ConocoPhillips PSP received both ConocoPhillips and Phillips 66 Restricted Stock and PSUs.

  •
  NEOs with Restricted Stock and RSUs received under all ConocoPhillips programs, other than the ConocoPhillips PSP, received Phillips 66 Restricted Stock and RSUs.

The table below includes outstanding Phillips 66 shares and options that resulted from the adjustments described above, but it does not include the ConocoPhillips shares and options that resulted from these adjustments.

		OPTION AWARDS(1)				STOCK AWARDS
NAME	GRANT DATE(2)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE(3) (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(4) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(5) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Greg Garland	2/9/2012	42,728	—	32.030	2/9/2022	—	—	—	—
	2/7/2013	158,500	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	84,200	42,100	72.255	2/6/2024	—	—	—	—
	2/3/2015	48,900	97,800	74.135	2/3/2025	—	—	—	—
	2/2/2016	—	169,400	78.620	2/2/2026	—	—	—	—
		—	—	—	—	620,151	53,587,248	314,602	27,184,759
Robert Herman	2/9/2012	47,433	—	32.030	2/9/2022	—	—	—	—
	2/7/2013	12,300	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	7,600	3,800	72.255	2/6/2024	—	—	—	—
	2/3/2015	7,833	15,667	74.135	2/3/2025	—	—	—	—
	2/2/2016	—	28,800	78.620	2/2/2026	—	—	—	—
		—	—	—	—	82,591	7,136,688	56,956	4,921,568
Paula Johnson	2/7/2013	12,000	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	13,066	6,534	72.255	2/6/2024	—	—	—	—
	2/3/2015	8,366	16,734	74.135	2/3/2025	—	—	—	—
	2/2/2016	—	32,800	78.620	2/2/2026	—	—	—	—
		—	—	—	—	79,512	6,870,632	66,924	5,782,903
Kevin Mitchell	2/3/2015	3,300	6,600	74.135	2/3/2025	—	—	—	—
	2/2/2016	—	30,800	78.620	2/2/2026	—	—	—	—
		—	—	—	—	55,853	4,826,258	54,154	4,679,447
Tim Taylor	2/7/2013	32,100	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	20,066	10,034	72.255	2/6/2024	—	—	—	—
	2/3/2015	17,433	34,867	74.135	2/3/2025	—	—	—	—
	2/2/2016	—	60,700	78.620	2/2/2026	—	—	—	—
		—	—	—	—	159,909	13,817,737	131,906	11,397,997

(1)
All options shown in the table have a maximum term for exercise of ten years from the grant date. Under certain circumstances, the terms for exercise may be shorter, and in certain circumstances, the options may be forfeited and cancelled. All awards shown in the table have associated restrictions upon transferability.

46    2017 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
(2)
The dates presented in this column represent the respective dates on which the awards were granted by ConocoPhillips for grants prior to the spin-off from ConocoPhillips, and by Phillips 66 for all other awards. The awards granted prior to the spin-off were converted to Phillips 66 equity awards in connection with the spin-off and in accordance with the Employee Matters Agreement and remain subject to the same general terms and conditions.

(3)
The options shown in this column vested and became exercisable in 2016 or prior years (although under certain termination circumstances, the options may still be forfeited). Options become exercisable in one-third increments on the first, second and third anniversaries of the grant date.

(4)
These amounts include unvested restricted stock and RSUs awarded under the PSP for performance periods ending on or before December 31, 2014 and awarded as annual awards. All awards for performance periods ending on or before December 31, 2014 continue to have restrictions upon transferability. Restrictions on PSP awards for performance periods ending on or before December 31, 2010 lapse upon separation from service. Restrictions on PSP awards for later performance periods lapse five years from the grant date unless the NEO elected prior to the beginning of the performance period to defer lapsing of the restrictions until separation from service. Awards are subject to forfeiture if, prior to lapsing, the NEO separates from service for a reason other than death, disability, layoff, retirement after reaching age 55 with five years of service, or after a change of control, although the Compensation Committee has the authority to waive forfeiture. The awards have no voting rights, but do entitle the holder to receive dividend equivalents in cash. The value of the awards reflects the closing price of our stock, as reported on the NYSE, on December 30, 2016 ($86.410).

(5)
Reflects potential awards from ongoing performance periods under the PSP for performance periods ending December 31, 2017 and December 31, 2018. These awards are shown at maximum levels; however, there is no assurance that awards will be granted at, below or above target after the end of the relevant performance periods, as the determination to make a grant and the amount of any grant is within the judgment of the Compensation Committee. Until an actual grant is made, these unearned awards pay no dividend equivalents. The value of these unearned awards reflects the closing price of our stock, as reported on the NYSE, on December 30, 2016 ($86.410).

OPTION EXERCISES AND STOCK VESTED FOR 2016

The following table summarizes the value received from stock option exercises and stock grants vested during 2016:

	OPTION AWARDS		STOCK AWARDS(1)
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED UPON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED UPON VESTING ($)

Greg Garland	138,665	6,922,898	191,969	16,337,483
Robert Herman	82,699	4,632,707	24,870	2,133,017
Paula Johnson	40,141	1,921,155	30,952	2,656,808
Kevin Mitchell	—	—	12,145	1,055,106
Tim Taylor	77,260	3,685,473	61,234	5,239,514

(1)
Stock awards include restricted stock units that vested during the year, as well as the PSP 2014-2016 award that vested on December 31, 2016, and was paid out in cash in early 2017. The PSP awards were as follows: Mr. Garland 147,788 units valued at $12,839,189; Mr. Herman 21,296 units valued at $1,850,105; Ms. Johnson 26,761 units valued at $2,324,881; Mr. Mitchell 12,145 units valued at $1,055,106; and Mr. Taylor 50,828 units valued at $4,415,719.

2017 PROXY STATEMENT    47

EXECUTIVE COMPENSATION TABLES

PENSION BENEFITS AS OF DECEMBER 31, 2016

Our defined benefit pension plan covering NEOs, the Phillips 66 Retirement Plan, consists of multiple titles with different terms. NEOs are only eligible to participate in one title at any time, but may have frozen benefits under one or more other titles.

	TITLE I	TITLE II(1)	TITLE IV

Current Eligibility	Mr. Garland	Mr. Taylor, Mr. Mitchell, Mr. Herman(4)	Ms. Johnson
Normal Retirement	Age 65	Age 65	Age 65
Early Retirement(2)	Age 55 with five years of service or if laid off during or after the year in which the participant reaches age 50	Executives may receive their vested benefit upon termination of employment at any age	Age 50 with ten years of service
Benefit Calculation(2)	Calculated as the product of 1.6 percent times years of credited service multiplied by the final average eligible earnings	Based on monthly pay and interest credits to a nominal cash balance account created on the first day of the month after an executive's hire date. Pay credits are equal to a percentage of total salary and annual bonus.	Calculated as the product of 1.6 percent times years of credited service multiplied by the final average eligible earnings
Final Average Earnings Calculation	Calculated using the three highest consecutive compensation years in the last ten calendar years before retirement plus the year of retirement	N/A	Calculated using the higher of the highest three years of compensation or the highest consecutive 36 months of compensation
Eligible Pension Compensation(3)	Includes salary and annual bonus	Includes salary and annual bonus	Includes salary and annual bonus
Benefit Vesting	All participants are vested in this title	Employees vest after three years of service	All participants are vested in this title
Payment Types	Allows payments in the form of several annuity types or a single lump sum
IRS limitations	Benefits under all Titles are limited by the IRC. In 2016, that limit was $265,000. The IRC also limits the annual benefit available under these Titles expressed as an annuity. In 2016, that limit was $210,000 (reduced actuarially for ages below 62).

(1)
NEOs whose combined years of age and service total less than 44 receive a six percent pay credit, those with 44 through 65 receive a seven percent pay credit and those with 66 or more receive a nine percent pay credit. Interest credits are applied to the cash balance account each month. This credit is calculated by multiplying the value of the account by the interest credit rate, based on 30-year U.S. Treasury security rates adjusted quarterly.

(2)
An early benefit reduction is calculated on Title I by reducing the benefit 5% for each year before age 60 that benefits are paid. An early benefit reduction is calculated on Title III by reducing the benefit 6.67% for each year before age 60 that benefits are paid, unless the participant has at least 85 points awarded, with one point for each year of age and one point for each year of service. Title IV early benefit reduction is calculated by reducing the benefit by 5% per year for each year before age 57 that benefits are paid and 4% per year for benefits that are paid between ages 57 and 60. The benefit calculation for Titles I, III and IV is reduced by the product of 1.5% of the annual primary social security benefit multiplied by years of credited service, although a reduction limit of 50% of the primary Social Security benefit may apply.

(3)
Under Title I, if an executive receives layoff benefits, then the eligible compensation calculation also includes the annualized salary for the year of layoff (rather than the actual salary for that year) and years of service are increased by any period for which layoff benefits are calculated.

(4)
Mr. Herman has a frozen benefit under Title III from prior years of service with predecessor companies.

48    2017 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

The following table lists the pension program participation and actuarial present value of each NEO's defined benefit pension as of December 31, 2016.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

Greg Garland	Phillips 66 Retirement Plan—Title I	27	1,519,964	—
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	31,478,484	—
Robert Herman	Phillips 66 Retirement Plan—Title II	11	292,695	—
	Phillips 66 Retirement Plan—Title III	22	504,246	—
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	602,677	—
Paula Johnson	Phillips 66 Retirement Plan—Title IV	14	579,488	—
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	2,790,449	—
Kevin Mitchell	Phillips 66 Retirement Plan—Title II	3	57,497	—
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	100,154	—
Tim Taylor	Phillips 66 Retirement Plan—Title II	5	120,733	—
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	811,150	—

(1)
Years of credited service include service recognized under the predecessor ConocoPhillips plans from which these plans were spun off effective May 1, 2012.

(2)
The Phillips 66 Key Employee Supplemental Retirement Plan restores Company-sponsored benefits capped under the qualified defined benefit pension plan due to IRC limits. All employees, including our NEOs, are eligible to participate in the plan.

NONQUALIFIED DEFERRED COMPENSATION

Our NEOs are eligible to participate in two nonqualified deferred compensation plans, the Phillips 66 KEDCP and the Phillips 66 DCMP.

The KEDCP allows NEOs to defer up to 50 percent of their salary and up to 100 percent of their VCIP. The default distribution option is a lump sum payment paid at least six months after separation from service. NEOs may elect to defer payments from one to five years, and to receive annual, semiannual or quarterly payments for a period of up to fifteen years. NEOs may also elect to defer their VCIP to a specific date in the future.

The DCMP is a nonqualified restoration plan for employer contributions that cannot be made to our 401(k) plan either due to an NEO's salary deferral under the KEDCP or due to the IRC annual limit on compensation that may be taken into account under a qualified plan. Distributions are made as a lump sum six months after separation from service, unless the NEO elects to receive one to fifteen annual payments beginning at least one year after separation from service.

Each NEO directs investments of his or her individual accounts under the KEDCP and DCMP. Both plans provide a broad range of market-based investments that may be changed daily. No investment provides above-market returns. The aggregate performance of these investments is reflected in the Nonqualified Deferred Compensation table below.

Benefits due under these plans are paid from our general assets, although we also maintain rabbi trusts that may be used to pay benefits. The trusts and the funds held in them are Company assets. In the event of our bankruptcy, NEOs would be unsecured general creditors.

2017 PROXY STATEMENT    49

EXECUTIVE COMPENSATION TABLES

The following table provides information on nonqualified deferred compensation as of December 31, 2016:

NAME	APPLICABLE PLAN(1)	BEGINNING BALANCE ($)	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)	COMPANY CONTRIBUTIONS IN THE LAST FISCAL YEAR ($)(2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(4)

Greg Garland	Phillips 66 Defined Contribution Make-Up Plan	828,332	—	94,627	70,046	—	993,005
	Phillips 66 Key Employee Deferred Compensation Plan	1,033,274	—	—	69,508	—	1,102,782
Robert Herman	Phillips 66 Defined Contribution Make-Up Plan	258,736	—	27,763	23,649	—	310,148
	Phillips 66 Key Employee Deferred Compensation Plan	1,601,531	—	—	187,988	—	1,789,519
Paula Johnson	Phillips 66 Defined Contribution Make-Up Plan	149,008	—	30,378	13,973	—	193,359
	Phillips 66 Key Employee Deferred Compensation Plan	—	—	—	—	—	—
Kevin Mitchell	Phillips 66 Defined Contribution Make-Up Plan	19,100	—	29,641	1,398	—	50,139
	Phillips 66 Key Employee Deferred Compensation Plan	—	—	—	—	—	—
Tim Taylor	Phillips 66 Defined Contribution Make-Up Plan	392,188	—	56,446	26,598	—	475,232
	Phillips 66 Key Employee Deferred Compensation Plan	1,706,469	—	—	138,802	—	1,845,271

(1)
We have two defined contribution deferred compensation programs for our executives—the DCMP and the KEDCP. As of December 31, 2016, participants in these plans had 92 investment options—27 of the options were the same as those available in our 401(k) plan and the remaining options were other mutual funds approved by the plan administrator.

(2)
These amounts represent Company contributions under the DCMP. These amounts are also included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
These amounts represent earnings on plan balances from January 1 to December 31, 2016. These amounts are not included in the Summary Compensation Table.

(4)
The total reflects contributions by our NEOs, contributions by us, and earnings on balances prior to 2016; plus contributions by our NEOs, and earnings from January 1, 2016 through December 31, 2016 (shown in the appropriate columns of this table, with amounts that are included in the Summary Compensation Table). The total includes all contributions by our NEOs and by us reported in this proxy statement and our proxy statements from prior years as follows: $620,525 for Mr. Garland; $27,763 for Mr. Herman; $150,028 for Ms. Johnson; $29,641 for Mr. Mitchell; and $305,444 for Mr. Taylor.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our NEOs is expected to receive amounts earned during his or her period of employment unless he or she voluntarily resigns prior to becoming retirement-eligible or is terminated for cause. Although normal retirement age under our benefit plans is 65, early retirement provisions allow receipt of benefits at earlier ages if vesting requirements are met. For our incentive compensation programs (VCIP, RSU, Stock Options, and PSP), early retirement is generally defined as termination at or after the age of 55 with five years of service.

As of December 31, 2016, Mr. Garland, Mr. Herman, and Mr. Taylor were retirement-eligible under both our benefit plans and our compensation programs. Therefore, as of December 31, 2016, a voluntary resignation of Mr. Garland, Mr. Herman, or Mr. Taylor, would have been treated as a retirement, and each would have retained all awards earned under the current and earlier programs. As such, awards under these programs are not included in the amounts reflected in the table below. Please see the Outstanding Equity Awards at Fiscal Year End table for more information. Our compensation programs provide for the following upon retirement:

Cash Payments

  •
  VCIP earned during the fiscal year

  •
  Amounts contributed and vested under our defined contribution plans

  •
  Amounts accrued and vested under our pension plans

50    2017 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Equity

  •
  Grants under the PSP for ongoing performance periods in which the executive participated for at least one year

  •
  Previously granted restricted stock and RSUs

  •
  Previously granted stock option awards exercisable through the original term

The table at the end of this section summarizes the potential additional value of the benefits to be received by each NEO as of December 31, 2016, through the Phillips 66 ESP due to an involuntary termination without cause or through the Phillips 66 CICSP due to a change in control event. Benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll are not included in the amounts shown. Executives are not entitled to receive benefits under both the ESP and the CICSP as a result of the same event. These two plans have the following in common:

  •
  Amounts payable under both are offset by any payments or benefits payable under any of our other plans.

  •
  Benefits under both may also be reduced in the event of willful and bad faith conduct demonstrably injurious to the Company.

  •
  Both are Company plans under which awards and payments are subject to clawback provisions and to forfeiture or recoupment, in whole or in part, under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Executive Severance Plan

The ESP provides that if an NEO separates due to an involuntary termination without cause, the executive will receive the following benefits, which may vary depending on salary grade level:

Cash Severance Payments

  •
  A lump sum payment equal to one and one-half or two times the sum of the executive's base salary and current target annual bonus.

  •
  A lump sum payment equal to the present value of the increase in pension benefits that would result from crediting the executive with an additional one and one-half or two years of age and service under the pension plan.

  •
  A lump sum payment generally equal to the Company contribution for active employees toward the cost of certain welfare benefits for an additional one and one-half or two years.

Accelerated Equity

  •
  Layoff treatment under our compensation plans generally allows the executive to retain a prorated portion of grants held less than one year and full grants held for one year or more of Restricted Stock, RSUs, and Stock Options, and maintain eligibility for PSP awards for ongoing periods in which he or she had participated for at least one year.

Change in Control Severance Plan

The CICSP provides that if, within two years of a change in control of the Company, an executive's employment is terminated by the employer other than for cause, or by the executive for good reason, the executive will receive the following benefits, which may vary depending on salary grade level:

Cash Severance Payments

  •
  A lump sum payment equal to two or three times the sum of the executive's base salary and the higher of the current target annual bonus or the average of the annual bonuses paid for the previous two years.

  •
  A lump sum payment equal to the present value of the increase in pension benefits that would result from crediting the executive with an additional two or three years of age and service under the pension plan.

  •
  A lump sum payment generally equal to the Company contribution for active employees toward the cost of certain welfare benefits for an additional two or three years.

2017 PROXY STATEMENT    51

EXECUTIVE COMPENSATION TABLES

Accelerated Equity

  •
  Vesting of all equity awards and lapsing of any restrictions.

Death or Disability

For completeness, payments that would be payable to each NEO upon separation as a result of disability or to each NEO's estate as a result of death are likewise provided.

	EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION

	INVOLUNTARY NOT-FOR-CAUSE TERMINATION (NOT CIC) ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CIC) ($)	DEATH ($)	DISABILITY ($)

Greg Garland
Severance Payment	12,893,437	21,603,684	—	—
Accelerated Equity(1)	—	—	—	—
Life Insurance	—	—	3,250,032	—

TOTAL	12,893,437	21,603,684	3,250,032	—

Robert Herman
Severance Payment	2,728,237	4,567,647	—	—
Accelerated Equity(1)	—	—	—	—
Life Insurance	—	—	1,340,016	—

TOTAL	2,728,237	4,567,647	1,340,016	—

Paula Johnson
Severance Payment	3,425,403	5,799,676	—	—
Accelerated Equity(1)	11,334,547	11,334,547	11,334,547	11,334,547
Life Insurance	—	—	1,409,136	—

TOTAL	14,759,950	17,134,223	12,743,683	11,334,547

Kevin Mitchell
Severance Payment	2,825,209	4,237,814	—	—
Accelerated Equity(1)	7,317,346	7,317,346	7,317,346	7,317,346
Life Insurance	—	—	1,384,272	—

TOTAL	10,142,555	11,555,160	8,701,618	7,317,346

Tim Taylor
Severance Payment	4,977,446	8,793,938	—	—
Accelerated Equity(1)	—	—	—	—
Life Insurance	—	—	2,161,536	—

TOTAL	4,977,446	8,793,938	2,161,536	—

(1)
For the PSP, amounts for PSP 2014-2016 are shown based on the cash amount received in February 2017, while amounts for other periods are prorated to reflect the portion of the performance period completed by the end of 2016 and shown at target payout levels. These amounts reflect the closing price of our stock as reported on the NYSE on December 30, 2016 ($86.41).

  Restricted Stock and RSU amounts reflect the closing price of our stock as reported on the NYSE on December 30, 2016 ($86.41).

  For Stock Options with an exercise price lower than our stock's closing price on December 31, 2016, amounts reflect the intrinsic value as if the options had been exercised on December 31, 2016, but only for options the NEO would have retained for the specific termination event.

52    2017 PROXY STATEMENT

NON-EMPLOYEE DIRECTOR COMPENSATION

The primary elements of our non-employee Director compensation program are equity compensation and cash compensation, the current levels of which have been in place since January 1, 2016.

OBJECTIVES AND PRINCIPLES

Compensation for non-employee Directors is reviewed annually by the Nominating Committee, with the assistance of such third-party consultants as the Nominating Committee deems advisable, and set by action of the Board of Directors. The Board's goal in designing such compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and reflects the time and talent required to serve on the board of a complex, multinational corporation. The Board seeks to provide sufficient flexibility in the form of payment to meet individual needs while ensuring that a substantial portion of director compensation is linked to the long-term success of the Company. In furtherance of our commitment to be a socially responsible member of the communities in which we participate, the Board believes that it is appropriate to extend the Phillips 66 matching gift program to charitable contributions made by individual Directors.

Equity Compensation

In 2016, each non-employee Director received a grant of RSUs with an aggregate value of $200,000 on the date of grant. Restrictions on the units issued to a non-employee Director will lapse in the event of retirement, disability, death, or a change of control, unless the Director has elected to receive the underlying shares after a stated period of time. Directors forfeit the units if, prior to the lapse of restrictions, the Board finds sufficient cause for forfeiture (although no such finding can be made after a change in control). Before the restrictions lapse, Directors cannot sell or otherwise transfer the units, but the units are credited with dividend equivalents in the form of additional RSUs. When restrictions lapse, Directors will receive unrestricted shares of Company stock as settlement of the RSUs.

Cash Compensation

In 2016, each non-employee Director received $125,000 in cash compensation for service as a Director. Non-employee Directors serving in specified committee or leadership positions also received the following additional cash compensation:

	LEAD / CHAIR	MEMBER

Lead Director	$50,000	N/A
Audit and Finance Committee	$25,000	$10,000
Human Resources and Compensation Committee	$25,000	$10,000
All Other Committees	$10,000	N/A

The total annual cash compensation is payable in monthly cash installments. Directors may elect, on an annual basis, to receive all or part of their cash compensation in unrestricted stock or in RSUs (such unrestricted stock or RSUs are issued on the last business day of the month valued using the average of the high and low prices of Phillips 66 common stock as reported on the NYSE on such date), or to have the amount credited to the Director's deferred compensation account as described below. The RSUs issued in lieu of cash compensation are subject to the same restrictions as the annual RSUs described above under Equity Compensation.

Deferral of Compensation

Non-employee Directors can elect to defer their cash compensation under the Phillips 66 Deferred Compensation Program for non-Employee Directors (the "Director Deferral Plan"). Deferred amounts are deemed to be invested in various mutual funds and similar investment choices (including Phillips 66 common stock) selected by the Director from a list of investment choices available under the Director Deferral Plan.

The future payment of any compensation deferred by non-employee Directors of Phillips 66 may be funded in a grantor trust designed for this purpose.

Directors' Matching Gift Program

All active and retired non-employee Directors are eligible to participate in the Directors' Annual Matching Gift Program. This provides a dollar-for-dollar match of gifts of cash or securities, up to a maximum during any one calendar year of $15,000 per donor for active Directors and $7,500 per donor for retired Directors, to charities and educational institutions (excluding certain religious, political, fraternal, or collegiate athletic organizations) that are tax-exempt under Section 501(c)(3) of the IRC or meet similar requirements under the applicable law of other countries. Amounts representing these matching contributions are contained in the "All Other Compensation" column of the Non-employee Director Compensation Table.

2017 PROXY STATEMENT    53

NON-EMPLOYEE DIRECTOR COMPENSATION

Other Compensation

The Board believes that it is important for spouses or significant others of Directors and executives to attend certain meetings to enhance the collegiality of the Board. The cost of such attendance is treated by the Internal Revenue Service as income and is taxable to the recipient. The Company reimburses Directors for the cost of resulting income taxes. Amounts representing this reimbursement are contained in the "All Other Compensation" column of the Non-employee Director Compensation Table.

Stock Ownership

Each Director is expected to own an amount of Company stock equal to at least the aggregate amount of the annual equity grants during their first five years on the Board. Directors are expected to reach this level of target ownership within five years of joining the Board. Actual shares of stock, Restricted Stock, or RSUs, including deferred stock units, may be counted in satisfying the stock ownership guidelines. All current directors are in compliance, or on pace to comply, with the guidelines.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Phillips 66 benchmarks its non-employee Director compensation design and pay levels against a group of peer companies. The Company targets the median of this peer group for all elements of non-employee Director compensation.

The following table summarizes the compensation for our non-employee Directors for 2016 (for compensation paid to our sole employee Director, Mr. Garland, please see Executive Compensation Tables):

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

Gary K. Adams	31,935	47,331	—	—	—	2,715	81,981
J. Brian Ferguson	150,000	200,066	—	—	—	2,790	352,856
William R. Loomis, Jr.	148,750	200,066	—	—	—	23,748	372,564
John E. Lowe	137,500	200,066	—	—	—	9,136	346,702
Harold W. McGraw III	146,667	200,066	—	—	—	523	347,256
Denise L. Ramos	31,935	47,331	—	—	—	362	79,628
Glenn F. Tilton	180,833	200,066	—	—	—	17,632	398,531
Victoria J. Tschinkel	142,500	200,066	—	—	—	17,857	360,423
Marna C. Whittington	138,750	200,066	—	—	—	21,826	360,642

(1)
Reflects 2016 base cash compensation of $125,000 payable to each non-employee Director. In 2016, non-employee Directors serving in specified committee positions also received the additional cash compensation described previously. Compensation amounts reflect adjustments related to various changes in committee assignments by Board members throughout the year, if any. Amounts shown include any amounts that were voluntarily deferred to the Director Deferral Plan, received in Phillips 66 common stock, or received in RSUs.

(2)
Amounts represent the grant date fair market value of RSUs. Under our non-employee Director compensation program, non-employee Directors received a 2016 grant of RSUs with an aggregate value of $200,000 on the date of grant, based on the average of the high and low prices for Phillips 66 common stock, as reported on the NYSE, on such date. These grants are made in whole shares with fractional share amounts rounded up, resulting in shares with a value of $200,066 being granted on January 15, 2016. The grants to Mr. Adams and Ms. Ramos are pro rated amounts reflecting that they joined the Board in October 2016.

(3)
All Other Compensation is made up primarily of certain gifts by Directors to charities and educational institutions (excluding certain religious, political, fraternal, or athletic organizations) that are tax-exempt under Section 501(c)(3) of the IRC or meet similar requirements under the applicable law of other countries that we match under our Matching Gifts Program (Mr. Loomis $15,000; Mr. Lowe $6,000; Mr. Tilton $15,000; Ms. Tschinkel $15,000, and Ms. Whittington $15,000). For active Directors, the program matches up to $15,000 with regard to each program year. The amounts shown reflect the actual payments made by us in 2016. All Other Compensation also includes any personal flights, automobile transportation expenses, smaller gifts (such as books, ornaments, and jackets) as well as associated tax protection, and tax assistance when we request family members or other guests to accompany a Director to a Company function and, as a result, the Director is deemed to make personal use of Company assets such as Company aircraft and thereby incurs imputed income.

54    2017 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Phillips 66 common stock that may be issued under all existing equity compensation plans as of December 31, 2016:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1,2) (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(3) (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(4) (c)

Equity compensation plans approved by security holders	11,619,005	49.48	38,196,937
Equity compensation plans not approved by security holders	0	0	—

Total	11,619,005	49.48	38,196,937

(1)
Includes awards issued under the Omnibus Stock and Performance Incentive Plan of Phillips 66 and awards issued under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.

(2)
Includes an aggregate of 5,103,130 Incentive Stock Options and Nonqualified Stock Options issued to employees, 20,640 Restricted Stock Awards granted under historical LTI plans, and 3,239,497 PSUs. The number of securities to be issued includes 3,255,738 RSUs, of which 226,995 were issued to non-employee Directors. Some awards held by ConocoPhillips employees at our spin-off were adjusted or substituted with a combination of ConocoPhillips and Phillips 66 equity. Awards representing a total of 13,071,435 shares were issued to ConocoPhillips employees, of which 3,429,061 remain outstanding as of December 31, 2016. The awards issued to ConocoPhillips employees are included in the outstanding awards listed above.

(3)
The weighted-average exercise price reflects the weighted-average price for outstanding Incentive Stock Options and Nonqualified Stock Options only. It does not include stock awards outstanding.

(4)
Total includes forfeited shares under the Omnibus Stock and Performance Incentive Plan of Phillips 66 that are now available for grant under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.
STOCK OWNERSHIP

Holdings of Major Shareholders

The following table sets forth information regarding persons who we know to be the beneficial owners of more than five percent of our issued and outstanding common stock (as of the date of such shareholder's most recent ownership filing with the SEC):

	COMMON STOCK
NAME AND ADDRESS	NUMBER OF SHARES	PERCENT OF CLASS

Berkshire Hathaway Inc.(1) 3555 Farnam Street Omaha, Nebraska 68131	80,689,892	15.55%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19335	30,915,033	5.96%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	27,862,379	5.36%

(1)
Based solely on an Amendment to Schedule 13G filed with the SEC on February 14, 2017, by Warren E. Buffett on behalf of himself and Berkshire Hathaway Inc., National Indemnity Company, National Liability & Fire Insurance Co., Berkshire Hathaway Assurance Corp., Columbia Insurance Company, Flightsafety International Inc. Retirement Income Plan, Fruit of the Loom Pension Trust, GEICO Corporation Pension Plan Trust, Johns Manville Corporation Master Pension Trust, and General Re Corp. Employee Retirement Trust.

(2)
Based solely on an Amendment to Schedule 13G filed with the SEC on February 13, 2017, by The Vanguard Group on behalf of itself, Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd.

(3)
Based solely on an Amendment to Schedule 13G filed with the SEC on January 25, 2017, by BlackRock, Inc. on behalf of itself, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Life Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd., BlackRock Asset Management North Asia Limited, and FutureAdvisor, Inc.

2017 PROXY STATEMENT    55

STOCK OWNERSHIP

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers of Phillips 66, and persons who own more than 10 percent of a registered class of Phillips 66 equity securities, to file reports of ownership and changes in ownership of Phillips 66 common stock with the SEC and the NYSE, and to furnish Phillips 66 with copies of the forms they file. To our knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations of our officers and directors, during the year ended December 31, 2016, all Section 16(a) reports applicable to those officers and directors were filed on a timely basis, except for the following: (1) a Form 4 that was filed on March 7, 2016, on behalf of Chukwuemka Oyolu, Vice President and Controller, related to a sale by his spouse on February 29, which was delayed while awaiting information from the executing broker; (2) a Form 4 that was filed on September 22, 2016, on behalf of Robert Herman, Executive Vice President, Midstream, related to a sale on September 15, which was delayed while awaiting information from the executing broker; and (3) a Form 4 that was filed on January 12, 2017, on behalf of Greg Garland, Chairman and CEO, related to Phillips 66 stock held by his late father's estate; Mr. Garland became the executor of the estate on September 26, 2016, and discovered that his father owned the stock subsequent to the filing of a Form 4 on behalf of Mr. Garland in November 2016.

SECURITIES OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth the number of shares of our common stock beneficially owned as of March 10, 2017, by each Phillips 66 Director, by each NEO and by all of our directors and executive officers as a group. Together these individuals beneficially own less than one percent of our common stock. The table also includes information about stock options, restricted stock, RSUs and Deferred Stock Units credited to the accounts of our directors and executive officers under various compensation and benefit plans. For purposes of this table, shares are considered to be "beneficially" owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of March 10, 2017.

	NUMBER OF SHARES OR UNITS
NAME OF BENEFICIAL OWNER	TOTAL COMMON STOCK BENEFICIALLY OWNED	RESTRICTED/DEFERRED STOCK UNITS(1)	OPTIONS EXERCISABLE WITHIN 60 DAYS(2)

Mr. Garland	126,963	610,837	481,794
Ms. Johnson	26,789	80,541	59,266
Mr. Mitchell	5,972	62,688	16,866
Mr. Taylor	48,709	166,028	117,299
Mr. Herman	16,219	79,794	96,399
Mr. Adams	2,978	—	—
Mr. Ferguson	234	18,134	—
Mr. Loomis	72,582	20,038	—
Mr. Lowe	30,000	18,134	—
Mr. McGraw(3)	873	36,802	—
Ms. Ramos	—	2,982	—
Mr. Tilton	5,900	18,134	—
Ms. Tschinkel(4)	40,253	10,505	—
Dr. Whittington	2,500	18,134	—
Directors and Executive Officers as a Group (16 Persons)	408,683	1,326,485	862,356

(1)
Includes RSUs or Deferred Stock Units that may be voted or sold only upon passage of time.

(2)
Includes beneficial ownership of shares of common stock which may be acquired within 60 days of March 10, 2017, through stock options awarded under compensation plans.

(3)
Includes 373 shares held on behalf of the Harold W. McGraw Family Foundation, Inc., of which Mr. McGraw serves on the board, or various trusts for the benefit of various family members of Mr. McGraw and for which trusts Mr. McGraw serves as trustee and has voting and investment power. Mr. McGraw disclaims beneficial ownership of all securities held by the foundation and the trusts.

(4)
Includes 171 shares of common stock owned by the Erika Tschinkel Trust.

56    2017 PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Phillips 66 is soliciting proxies to be voted at the 2017 Annual Meeting of Shareholders of Phillips 66.

Who is entitled to vote?

You may vote if you were the record owner of Phillips 66 common stock as of the close of business on March 10, 2017, the record date established by the Board of Directors. Each share of common stock is entitled to one vote. As of March 10, 2017, we had 516,970,525 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

How many shares must be present to hold the meeting?

In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of March 10, 2017, must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will also be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

Applicable rules permit brokers to vote shares held for the benefit of their clients on routine matters when the brokers have not received voting instructions from the beneficial owner on how to vote those shares. The ratification of an independent auditor is an example of a routine matter on which brokers may vote in this manner. Brokers may not vote shares held for the benefit of their clients on non-routine matters, such as the election of directors, proposals relating to executive compensation and proposals to amend certificates of incorporation and certain other corporate governance changes, unless they have received voting instructions from the beneficial owner on how to vote those shares. Shares that are not voted by brokers on non-routine matters are called broker non-votes.

How many votes are needed to approve each of the proposals?

Each of the director nominees requires the affirmative "FOR" vote of the majority of the votes cast in person or by proxy at the meeting. All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote.

How do I vote?

You can vote either in person at the meeting or by proxy.

This proxy statement, the accompanying proxy card and the Company's 2016 Annual Report to Shareholders are being made available to the Company's shareholders on the Internet at www.proxyvote.com through the notice and access process. The Company's 2016 Annual Report to Shareholders contains consolidated financial statements and reports of the independent registered public accounting firm, management's discussion and analysis of financial condition and results of operations, information concerning the quarterly financial data for the past two fiscal years, and other information.

To vote by proxy, you must do one of the following:

  •
  Vote over the Internet (instructions are on the proxy card)

  •
  Vote by telephone (instructions are on the proxy card)

  •
  If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope

If you hold your Phillips 66 stock in a brokerage account (that is, in "street name"), your ability to vote by telephone or over the Internet depends on your broker's voting process. Please follow the directions on your proxy card or voter instruction form carefully.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting and you hold your Phillips 66 stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

2017 PROXY STATEMENT    57

ABOUT THE ANNUAL MEETING

How do I vote if I hold my stock through a Phillips 66 employee benefit plan?

If you hold your stock through a Phillips 66 employee benefit plan, you must either:

  •
  Vote over the Internet (instructions are in the email sent to you or on the notice and access form)

  •
  Vote by telephone (instructions are on the notice and access form)

  •
  If you elected to receive a hard copy of your proxy materials, fill out the enclosed voting instruction form, date and sign it, and return it in the enclosed postage-paid envelope

You will receive a separate voting instruction form for each employee benefit plan in which you hold Phillips 66 stock. Please pay close attention to the deadline for returning your voting instruction form to the plan trustee. The voting deadline for each plan is set forth on the voting instruction form. Please note that different plans may have different deadlines.

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation of your proxy to our Corporate Secretary so that it is received prior to 5:00 p.m., Central Daylight Time, on May 2, 2017.

Can I change my vote?

Yes. You can change your vote at any time before the polls close at the Annual Meeting, which will void any earlier vote. You can change your vote by:

  •
  Voting again by telephone or over the Internet prior to 11:59 p.m., Eastern Daylight Time, on May 2, 2017

  •
  Signing another proxy card with a later date and returning it to us prior to the meeting

  •
  Voting again at the meeting

If you hold your Phillips 66 stock in street name, you must contact your broker to obtain information regarding changing your voting instructions.

Who counts the votes?

We hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot, and appointed Jim Gaughan of Carl T. Hagberg and Associates to act as Inspector of Election.

Will my shares be voted if I don't provide my proxy and don't attend the Annual Meeting?

For shares held in your name, if you do not provide a proxy or vote your shares at the Annual Meeting, those shares will not be voted.

If you hold shares in street name, your broker may be able to vote those shares for certain "routine" matters even if you do not provide the broker with voting instructions. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017 is considered to be a routine matter.

If you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on proposals not considered "routine." This is a broker non-vote. Without instructions from you, the broker may not vote on any proposals other than the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2017.

How are votes counted?

For all proposals, you may vote "FOR," "AGAINST," or "ABSTAIN." If you vote to "ABSTAIN" on the election of directors, it is not considered as a vote cast and, therefore, your vote will reduce the number, but not the percentage, of affirmative votes needed to elect the nominees. If you vote to "ABSTAIN" on the other proposals, your shares are still considered as present and entitled to vote and, therefore, your abstention has the same effect as a vote "AGAINST."

58    2017 PROXY STATEMENT

ABOUT THE ANNUAL MEETING

What if I return my proxy but don't vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted "FOR" the director nominees listed on the card, "FOR" the ratification of Ernst & Young LLP as the independent registered public accounting firm for Phillips 66 for fiscal year 2017, and "FOR" the approval of the compensation of our Named Executive Officers.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

When will the Company announce the results of the vote?

Within four business days of the Annual Meeting, we will file a Current Report on Form 8-K announcing the results of the vote at the Annual Meeting.

Who can attend the Annual Meeting?

The Annual Meeting is open to all holders of Phillips 66 common stock. Each shareholder is permitted to bring one guest. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting, and security measures will be in effect to provide for the safety of attendees.

Do I need a ticket to attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of Phillips 66 stock to enter the meeting. If your shares are registered in your name, you will find an admission ticket attached to the proxy card sent to you. If your shares are held in the name of your broker or bank or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN PHILLIPS 66 STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

How can I access the Phillips 66 proxy materials and annual report electronically?

This proxy statement, the accompanying proxy card and the Company's 2016 Annual Report are being made available to the Company's shareholders on the Internet at www.proxyvote.com through the notice and access process. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you own Phillips 66 stock in your name, you can choose this option, and help conserve resources and save the cost of producing and mailing these documents, by checking the box for electronic delivery on your proxy card or by following the instructions provided when you vote by telephone or over the Internet. If you hold your Phillips 66 stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a Notice of Internet Availability next year containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect unless you change your election following the receipt of a Notice of Internet Availability. You do not have to elect Internet access each year. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by phone at 800-579-1639, by email at sendmaterial@proxyvote.com, through the Internet at www.proxyvote.com or by writing to Phillips 66, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. You will need your 12-digit control number located on your Notice of Internet Availability to request a package. You will also be provided with the opportunity to receive a copy of the proxy statement and annual report in future mailings.

Will my vote be kept confidential?

The Board of Directors has a policy that shareholder proxies, ballots, and tabulations that identify shareholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any shareholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the

2017 PROXY STATEMENT    59

ABOUT THE ANNUAL MEETING

results of the shareholder vote. The policy also provides that inspectors of election must be independent and cannot be employees of the Company. Occasionally, shareholders provide written comments on their proxy card that may be forwarded to management.

What is the cost of this proxy solicitation?

The Board of Directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies. In addition, we have hired Alliance Advisors, LLC to assist us in soliciting proxies, which it may do by telephone or in person. We anticipate paying Alliance Advisors, LLC a fee of $15,000, plus expenses.

Why did my household receive a single set of proxy materials?

Securities and Exchange Commission (SEC) rules permit us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more shareholders reside, if we believe the shareholders are members of the same family. This benefits both you and the Company, as it eliminates duplicate mailings that shareholders living at the same address receive and conserves resources and reduces printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card. Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by phone at 800-579-1639, through the Internet at www.proxyvote.com, by email at sendmaterial@proxyvote.com, or by writing to Phillips 66, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Shareholders sharing the same address can request delivery of a single copy of these materials using the same methods described in the preceding sentence. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Because not all brokers and nominees may offer shareholders the opportunity to request eliminating duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

60    2017 PROXY STATEMENT

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2018 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal at our principal executive offices by November 22, 2017. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Under our By-Laws, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting (other than a proposal submitted under Rule 14a-8). Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary at the following address: Corporate Secretary, Phillips 66, P.O. Box 4428, Houston, Texas 77210. We must receive notice as follows:

  •
  We must receive notice of a shareholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year's meeting. Assuming that our 2017 Annual Meeting is held on schedule, we must receive notice pertaining to the 2018 Annual Meeting no earlier than January 3, 2018, and no later than February 2, 2018.

  •
  However, if we hold the annual meeting on a date that is not within 30 days before or after such anniversary date, and if our first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, we must receive the notice no later than 10 days after the public announcement of such meeting.

  •
  If we hold a special meeting to elect directors, we must receive a shareholder's notice of intention to introduce a nomination no later than 10 days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

As required by Article II of our By-Laws, a notice of a proposed nomination must include information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. You can obtain a copy of our By-Laws by writing the Corporate Secretary at the address above, or via our website under the "Governance" caption.

AVAILABLE INFORMATION

SEC rules require us to provide an annual report to shareholders who receive this proxy statement. Additional printed copies of the annual report to shareholders, as well as our Corporate Governance Guidelines, Code of Business Ethics and Conduct, charters for each of the committees of the Board of Directors and our Annual Report on Form 10-K for the year ended December 31, 2016, including the financial statements and the financial statement schedules, are available without charge to shareholders upon written request to Phillips 66 Investor Relations Department, P.O. Box 4428, Houston, Texas 77210 or via the Internet at www.Phillips66.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

2017 PROXY STATEMENT    61

Appendix A

NON-GAAP FINANCIAL MEASURES

The discussion of our results in this proxy statement includes references to our "adjusted EBITDA," "PSP ROCE," and "adjusted controllable costs" amounts. These measures are not measures of financial performance under U.S. generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies using the same or similar terminology.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure because it adjusts net income to exclude depreciation and amortization, net interest expense and income taxes, as well as certain items of expense or income that management does not consider representative of our core operating performance. We use this measure as a factor in assessing performance for the purposes of compensation decisions. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, is set forth below.

YEAR ENDED DECEMBER 31	MILLIONS OF DOLLARS 2016

Net Income	$1,644
Plus:
Provision for income taxes	547
Net interest expense	321
Depreciation and amortization (D&A)	1,168

EBITDA	3,680
Adjustments:
EBITDA attributable to noncontrolling interests	(124)
Proportional share of selected equity affiliates income taxes	79
Proportional share of selected equity affiliates net interest	137
Proportional share of selected equity affiliates D&A	725
Impairments by equity affiliates	95
Pending claims and settlements	(115)
Equity affiliate ownership restructuring	33
Recognition of deferred logistics commitments	30
Railcar lease residual value deficiencies and related costs	40
Certain tax impacts	(32)

Adjusted EBITDA	$4,548

PSP ROCE

We believe PSP ROCE is an important metric for evaluating the quality of capital allocation decisions, measuring portfolio value, and measuring the efficiency and profitability of capital investments. We use this measure as a factor in assessing performance for the purposes of compensation decisions. PSP ROCE is a ratio, the numerator of which is adjusted earnings plus after-tax interest expense, and the denominator of which is average adjusted total equity plus total debt.

2017 PROXY STATEMENT    A-1

Our calculation of PSP ROCE, and its reconciliation to ROCE prepared using GAAP amounts, is set forth below.

	MILLIONS OF DOLLARS EXCEPT AS INDICATED

YEARS ENDED DECEMBER 31	PSP AVERAGE 2014–2016	2016	2015	2014

PSP ROCE
Numerator
Net Income		$1,644	4,280	4,797
After-tax interest expense		220	201	173

GAAP ROCE earnings		1,864	4,481	4,970
Adjustments*		(57)	(34)	(980)

PSP ROCE earnings		1,807	4,447	3,990

Denominator
GAAP average capital employed**		33,344	31,749	29,595
In-process capital		(3,097)	(3,016)	(1,675)
Cash adjustment		(37)	(1,141)	(2,303)

PSP average capital employed		$30,210	27,592	25,617

PSP ROCE (percent)	12.6%	6.0%	16.1%	15.6%
GAAP ROCE (percent)	12.2%	5.6%	14.1%	16.8%

*
Primarily related to gains on asset dispositions, impairments, certain tax impacts and pending claims and settlements.

**
Total equity plus total debt.

Adjusted Controllable Costs

Adjusted controllable costs is a measure of how effectively we manage costs versus internal targets. We use this measure as a factor in assessing performance for the purposes of compensation decisions. Adjusted controllable costs is a non-GAAP financial measure because it excludes certain costs that we believe are not directly relevant to compensation decisions. A reconciliation of adjusted controllable costs to the sum of operating expenses and selling, general and administrative expenses, the most directly comparable GAAP measures, is set forth below.

YEAR ENDED DECEMBER 31	MILLIONS OF DOLLARS 2016

Operating expenses	$4,275
Selling, general and administrative expenses	1,638
Adjustments:
Certain employee benefits	(82)
Asset disposition impacts	50
Foreign currency and utility price impacts	212

Adjusted controllable costs	$6,093

A-2    2017 PROXY STATEMENT

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 2, 2017. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to complete an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Phillips 66 in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 2, 2017. Have your Voting Direction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to Phillips 66, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 2331 CITYWEST BLVD. HOUSTON, TX 77042 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E18900-P88285 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED. PHILLIPS 66 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 - 3. 1. ELECTION OF DIRECTORS Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! 1a. William R. Loomis, Jr. 1b. Glenn F. Tilton 1c. Marna C. Whittington For Against Abstain ! ! ! ! ! ! 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2017. 3. To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

If you plan to attend the Annual Meeting of Shareholders, you will be asked to verify that you are a shareholder by presenting this admission ticket together with a proper form of identification. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E18901-P88285 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS MAY 3, 2017 The shareholder(s) hereby appoint(s) Greg C. Garland and Paula A. Johnson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Phillips 66 that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Central Time, on May 3, 2017, at the Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE THREE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE; "FOR" RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017; AND "FOR" THE ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side V.1.1 ADMISSION TICKET